As filed with the Securities and Exchange Commission on September 26, 2012
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

Form S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

_______________________________

Delaware (State or other jurisdiction of incorporation or organization)	4822 (Primary Standard Industrial Classification Code Number)	51-0371142 (IRS Employer Identification No.)
_______________________________

6922 Hollywood Blvd., Suite 500
Los Angeles, California 90028
(Address of principal executive offices)
_______________________________

Jeffrey D. Adelman
Vice President, General Counsel and Secretary
j2 Global, Inc.
6922 Hollywood Blvd., Suite 500
Los Angeles, California 90028
(Name, address and telephone number of agent for service)
_______________________________

with a copy to:
Patrick S. Brown, Esq.
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
(310) 712-6600
_______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e‑4(i) (Cross‑Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d‑1(d) (Cross‑Border Third‑Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.000% Senior Notes due 2020	$250,000,000	100%	$250,000,000(1)	$28,650

(1)	Pursuant to Rule 457(f) under the Securities Act of 1933, the fee is calculated based upon the book value of the 8.000% Senior Notes due 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2012

PRELIMINARY PROSPECTUS

j2 Global, Inc.

OFFER TO EXCHANGE

all outstanding unregistered 8.000% Senior Notes due 2020
that were issued on July 26, 2012
(up to $250,000,000 aggregate principal amount)

for

8.000% Senior Notes due 2020
that have been registered under the Securities Act of 1933
(up to $250,000,000 aggregate principal amount)
__________________________________

TERMS OF THE EXCHANGE OFFER

This prospectus and accompanying letter of transmittal relate to the proposed offer by j2 Global, Inc., a Delaware corporation (the “Issuer”), to exchange any and all of its unregistered 8.000% Senior Notes due 2020 that were issued on July 26, 2012, for up to $250,000,000 aggregate principal amount of 8.000% Senior Notes due 2020, which are registered under the Securities Act of 1933, as amended (the “Securities Act”). Whenever we refer in this prospectus to the 8.000% Senior Notes due 2020, issued on July 26, 2012, we will refer to them as the “unregistered notes.” Whenever we refer in this prospectus to the registered 8.000% Senior Notes due 2020 offered hereby, we will refer to them as the “exchange notes.” The unregistered notes and the exchange notes are collectively referred to as the “notes.”  The unregistered notes have certain transfer restrictions. The exchange notes will be freely transferable.

●	THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2012, UNLESS WE EXTEND THE OFFER.

●	Tenders of outstanding unregistered notes may be withdrawn at any time before 5:00 P.M. on the date the exchange offer expires.

●	All outstanding unregistered notes that are validly tendered and not validly withdrawn will be exchanged.

●
The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except they are registered under the Securities Act and will not have rights to certain additional interest, transfer restrictions or, except in certain limited circumstances, registration rights.

●	The exchange of unregistered notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

●	j2 Global, Inc. will not receive any proceeds from the exchange offer.

●	The exchange notes will not be listed on any exchange.

Each broker-dealer that receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker‑dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker‑dealer may use this prospectus, as we may amend or supplement it in the future, for resales of exchange notes. We will make this prospectus available to any broker‑dealer for use in connection with any such resale for a period of 180 days after the date of consummation of this exchange offer.

Please see “Risk Factors” beginning on page 13 of this prospectus for a discussion of certain factors you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2012.

Each holder of an unregistered note wishing to accept the exchange offer must deliver the unregistered note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying letter of transmittal.

This prospectus incorporates important business and financial information that is not included in or delivered with this prospectus.  See “Where You Can Find More Information.”  Information incorporated by reference is available without charge to holders of our unregistered notes upon written or oral request to j2 Global, Inc., 6922 Hollywood Blvd., Suite 500, Los Angeles, California 90028, Attention: Secretary, telephone number (323) 860-9200. Any request for documents should be made by         , 2012, which is five business days before the expiration date of the exchange offer, to ensure timely delivery of the documents prior to the expiration of the exchange offer.

j2 Global, Inc. has not authorized anyone to provide you with any information or to make any representation other than as contained in this prospectus or that may be incorporated by reference into this prospectus. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information others may give you. You should not assume that the information contained in this prospectus or that may be incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus, or in the case of information that may be incorporated by reference into this prospectus, as of the date of such information, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

i

FORWARD-LOOKING STATEMENTS

This prospectus may contain projections, goals, assumptions and statements regarding financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements (collectively “forward-looking statements”). These forward-looking statements are not historical facts and may be identified by the use of words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “target,” “project,” “plan,” “seek,” “may,” “assume,” “potential” or similar words. These forward-looking statements are based on management’s current expectations, beliefs, estimates, forecasts and projections about us and future events and, therefore, involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to the results of any acquisition we may complete and the factors discussed in “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. j2 Global undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this prospectus and in the other documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012. See “Where You Can Find More Information.”

ii

SUMMARY

This summary highlights selected information regarding us and this exchange offer appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before tendering your unregistered notes for exchange notes pursuant to this exchange offer. For a more complete understanding of this offering, you should carefully read this entire prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference.

Unless the context indicates or requires otherwise, the terms “j2 Global,” “our company,” “the Company,” “we,” “us” and “our” as used in this prospectus refer to j2 Global, Inc. (“j2 Global”) and its consolidated subsidiaries, and “initial purchaser” refers to Merrill Lynch, Pierce, Fenner & Smith Incorporated. The terms “Guarantors” and “Guarantees” have the meanings defined in “Description of the Exchange Notes.”

Our Company

We are a leading provider of cloud services to businesses of all sizes, from individuals to enterprises. These services, which we provide through the Internet to our customers’ computers, mobile devices and telephones, deliver our customers increased sales and greater efficiency, flexibility, mobility, business continuity and security. We offer online fax, virtual phone systems, hosted email, email marketing, online backup, customer relationship management (“CRM”) and bundled suites of these services. We market our services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe™, CampaignerCRM™ and Onebox®.

We generate substantially all of our revenues from “fixed” subscription revenues for basic customer subscriptions and “variable” usage revenues generated from actual usage by our subscribers. We also generate revenues from patent licensing and sales and advertising. We categorize our services and solutions into two basic groups: direct inward-dial number (“DID”) -based, which are services provided in whole or in part through a telephone number, and non-DID-based, which are our other cloud services for business. As of June 30, 2012, we had approximately 2.1 million DIDs deployed to our paying subscribers, with additional DIDs in inventory. Over the past three years, we have derived a substantial portion of our revenues from DID-based services while at the same time increasing the percentage of our revenues generated from other business cloud services. We operate in one reportable segment: cloud services for business.

We market our services to a broad spectrum of prospective business customers including individuals, small to medium-sized businesses, large enterprises and government organizations. Our marketing efforts include enhancing brand awareness; utilizing online advertising, search engines and affiliate programs; selling through both a telesales and direct sales force and cross-selling. We continuously seek to extend the number of distribution channels through which we acquire paying customers and improve the cost and volume of customers obtained through our current channels.

In addition to growing our business organically, we have used acquisitions to grow our customer base, expand our service offerings, enhance our technology and acquire skilled personnel. Since December 31, 2000, and including four acquisitions closed through June 30, 2012, we have completed 38 acquisitions in the cloud services for business industry. We continue to evaluate acquisitions on an on-going basis and we expect to complete additional immaterial acquisitions in 2012. We may pursue additional material acquisitions in the near term.

We have a global presence with over 625 employees across 11 offices in six countries, and are able to market, sell and provide our services virtually anywhere in the world where access to the Internet is available.

Our Solutions

We believe that businesses of all sizes are increasingly purchasing cloud-based services to meet their communication, messaging, data backup, customer relationship management and other needs. Cloud-based services represent a model for delivering and consuming, independent of location, real time business technology services, resources and solutions over the Internet. Their goal is to reduce or eliminate costs, increase sales and enhance productivity, mobility, business continuity and security. We offer a number of cloud business services that meet these needs. These services represent more efficient and less expensive solutions than many existing alternatives, and provide increased security, privacy, flexibility and mobility.

DID-based services

Fax

We market a variety of brands in the global online fax space and primarily offer desktop and production fax solutions. Our brands have various tiers of services and features catering to differing components of the fax space. Our leading fax brands are eFax® and MyFax®.

Desktop fax

eFax® is the leading brand in the global online fax market. Various tiers of service provide increasing levels of features and functionality to individuals, small and medium-sized businesses, and enterprises around the world.

eFax Plus® and eFax Pro™ serve individuals and small work groups. Subscribers choose either a tollfree fax number that covers both the U.S. and Canada or a local fax number from among thousands of cities worldwide. Users can receive inbound fax messages in their email inboxes, access these messages via a full-featured online Message Center and send digital documents to any fax number in the world directly from their computer or smartphone. This service is localized in many international currencies and languages including Dutch, French, German, Italian, Japanese, Polish, Portuguese and Spanish.

eFax Corporate™ offers capabilities similar to eFax Plus® and eFax Pro™ , but with added features geared to the broader needs of enterprises and their users. These include online account administration tools which enable customers to manually or automatically self-provision fax numbers to employees as needed. eFax® Corporate also offers the option of enhanced security features, which are particularly attractive to law firms and companies in regulated industries such as banking, brokerage and healthcare.

MyFax® is our number two online fax brand. The service supports individuals and small business customers that value core features and price over breadth and depth of functionality. MyFax focuses on the North American market with a selection of fax numbers across the United States and Canada. The service has won a number of awards for its comprehensive customer support program.

In addition to eFax® and MyFax®, we offer desktop online fax services under a variety of alternative brands. We acquired these brands in business purchases and, rather than being merged into existing brands, continue to offer them on a standalone basis to serve legacy customer bases, target specific market segments or address unique price points. These brands include Fax.com™ and SmartFax™, among others.

Production fax

eFax Developer™ offers high-volume production fax solutions. Designed for easy integration with application environments through simple software development kits or universal web protocols, eFax Developer™ provides inbound and outbound faxing through a secure XML interface. Enhanced features include bar-code recognition, dynamic retries and high speed processing.

Voice

eVoice® is a virtual phone system that provides small and medium-sized businesses on-demand voice communications services, featuring a toll-free or local company DID, a professionally-produced auto-attendant and menu tree. With these services, a subscriber can assign departmental and individual extensions that can connect to multiple U.S. or Canadian DIDs, including traditional land-line telephones as well as mobile and IP networks, and can enhance reachability through “find me/follow me” capabilities. These services also include advanced integrated voicemail for each extension, effectively unifying mobile, office and other separate voicemail services and improving efficiency by delivering voicemails in both native audio format and as transcribed text.

Onebox® is a full-featured unified communications suite. It combines the features of many of our other branded services, as well as additional features to provide full virtual office functionality. Onebox includes a virtual phone system, hosted email, online fax, audio conferencing and web conferencing.

Non-DID-based services

Email

FuseMail® offers hosted email, email encryption and email archival services to businesses. These solutions are hosted offsite and seamlessly integrated into a customer’s existing email system. The services include hosted email, VirusSMART™ virus scanning, CypherSMART™ encryption services, SpamSMART™ SPAM filtering and VaultSMART™ / PolicySMART™ archiving which delivers a secure, scalable email archiving and customizable compliance tool to correspond with a company’s retention policy. Campaigner® is an email marketing service that enables businesses to easily create and send highly personalized one-to-one email communications to subscribers and customers to build better relationships.

Campaigner® also helps businesses increase the size of their mailing lists, comply with email regulations like CAN-SPAM and get more emails to more inboxes.

Online Backup

KeepItSafe™ provides fully managed and monitored online backup solutions for businesses, using its ISO-certified platform. By securing critical digital assets via the Internet to highly secure data vaults, customers enjoy peace of mind knowing they have reliable and cost effective backups, and equally importantly rapid restores of the data that keeps their business operating. The software installs simply and provides full server imaging and proven off-site data recovery capabilities without costly investments. Company data is protected from human error, file corruption and other harmful factors.

CRM

CampaignerCRM™ is an easy-to-use, cloud-based CRM solution specifically designed to help small and medium-sized businesses close more deals, reduce the sales cycle and sell larger deals. CampaignerCRM has a unique sales checklist capability that gives sales representatives a step-by-step plan to closing a deal. With Campaigner’s Social CRM capabilities, companies can seamlessly integrate a customer’s latest information from Twitter®, LinkedIn®, and Facebook® directly into their Contact profile. With integrated email marketing, CampaignerCRM  makes it easy to create powerful and eye-catching email marketing programs that deliver consistent and trackable results.

Our Industry

Cloud services for business bring together real-time and non-real-time capabilities, allowing users to access a wide variety of applications including telephony, messaging, conferencing, marketing, CRM and other applications from any place and from any device over the Internet. Cloud services for business have emerged in response to the demands by companies to create a cost-effective way to improve their workforce productivity and collaboration, from groups located in the same building to those spread across multiple continents. The proliferation of Internet protocol networks, the substantial increase in usage and expanded capabilities of mobile devices and the introduction of and development of new applications and technologies has led to the growth of the cloud services for business market.

The cloud services for business market is expected by industry analysts to undergo significant growth in the coming years. This significant long-term growth is projected to be driven by businesses’ increasing demand for cloud services. As IT budgets have remained tight since the last recession, more businesses have looked to hosted models to provide new services with increased flexibility and lower capital expenditure requirements or that otherwise increase efficiency. While the market remains highly fragmented with a large number of vendors, vendors with broader portfolios of services have increasingly won a larger share as customers look for streamlined solutions. We compete in the online fax, hosted voice, hosted storage, email marketing and CRM software markets, each of which have undergone growth, a trend expected by industry analysts to continue into the future.

The fax market today is served by three segments—fax machines (which includes multi-function devices), fax servers and fax services. Fax machines require usage of a dedicated phone line and machines and have traditionally been the most common method of usage for fax. Fax servers are utilized by large enterprises and are installed into an enterprises’ local area network (LAN). Because these servers are maintained by the enterprises’ IT organization, they are only utilized by large organizations. Fax services, or online fax, utilize internet protocol (IP) lines for fax transmission.

Despite an overall perception that the fax market is in decline, the online fax market, which includes individual, enterprise, Internet and broadcast fax, continues to grow, according to industry analysts. Industry analysts cite two main drivers for this growth: (i) end user conversion from traditional fax machines to online fax technology and (ii) increased compliance requirements. Fax machines have inherently unattractive features: they require dedicated, expensive phone lines, they leave documents in public view and require ongoing maintenance (ink, paper, etc.). Users wishing to use fax without the expense and inconvenience are turning to online fax technology—a cheaper, more secure, convenient alternative. Notwithstanding the decline in traditional fax machine usage, the demand for fax numbers remains strong, driven by the need of businesses to offer customers, suppliers and others a full spectrum of document transmission options in order to ensure instant ability to receive critical messages. Additionally, existing compliance requirements have helped to sustain the online fax market. Fax is able to meet current compliance standards and is therefore an acceptable means of transmitting critical and sensitive documents such as contracts, invoices, bank statements, health claims and records.

Our Competitive Strengths

We believe that our key strengths and competitive advantages include:

Market Leader with a Growing Suite of Products. We are a market leader in the online fax market and continue to invest in that line of business. In addition, we are expanding our revenue base into other complementary cloud-based business services (voice, backup, CRM, email and unified communications). As we have grown our customer base and suite of services, we have been able to increasingly sell additional services to existing customers. We believe that our position as a proven provider of reliable fax services positions us well to take advantage of the transition to cloud business services.

Large and Diverse Client Base. We believe we are one of the largest providers of online fax services worldwide and are a growing presence in the broader cloud service space. We provide our products and services around the world, with 62% of our 2011 revenues generated from the United States and 38% generated from international markets, and we view our market opportunities on a global basis rather than focusing on any one region. We currently have over two million DIDs deployed to paying customers with no significant customer or industry concentration. We also have customers in 49 countries across six continents. For 2011, no single customer accounted for more than 1% of our revenues and our top 50 customers combined to account for less than 4% of our revenues. We believe that this geographic diversity and lack of customer concentration helps us to mitigate the effects of isolated downturns in various end markets.

Growing Market Opportunity. We are a participant in the cloud services for business market, which, as defined as the “software as a service applications” market, is estimated by IDC to generate $15.9 billion in worldwide revenue in 2012 and to grow at a 19% CAGR over the next three years. As the Company has grown, we have expanded into other high growth adjacent markets. We believe small and medium-sized businesses, which represent the majority of our customers, are the earliest adopters of the hosted model to business services.

Demonstrated Acquisition and Integration Track Record. We have a proven aptitude for acquiring and integrating companies, demonstrated in the 39 acquisitions completed to date in the cloud services for business industry. With a disciplined strategy for acquiring and integrating companies, we have demonstrated success at extracting significant cost savings from acquisitions. As we look forward, we expect to continue to use acquisitions as a way to expand our services, customer base, IP portfolio and geographic footprint.

Significant Recurring Revenue and Strong Cash Flow. Our subscriber revenues substantially consist of monthly recurring subscription and usage-based fees, with subscription revenue representing more than 99% of our total revenue for 2011. Cancel rates have stayed relatively steady over time, other than a brief significant increase during the 2008-2009 economic crisis, and have since returned to historic norms with monthly cancel rates less than 3% during 2011. In addition, we have managed to grow revenue for 16 consecutive years. The recurring nature of our subscriber revenues combined with our low cost of revenues results in a high gross margin. In addition, our operational discipline, low capital expenditure requirements and low working capital requirements drive significant cash flow.

Proven and Experienced Management Team. We have a strong executive management team with considerable experience in the cloud services for business industry and proven execution skills in growing companies organically and through acquisitions. The executive management team has an average of more than ten years of experience with the Company. j2 Global’s Chief Executive Officer, Hemi Zucker, has been with the Company for 16 years after joining the co-founders in 1996. Our President, Scott Turicchi, leads our merger and acquisitions effort and has been with j2 Global for 12 years, previously working as an investment banker for Donaldson, Lufkin & Jenrette Securities Corporation’s investment banking division. Kathy Griggs, our Chief Financial Officer, has been with the Company for five years, previously holding CFO positions with a number of public companies.

Business Strategy

Three components are key to our strategy to achieve our growth objectives:

Creation of a Cloud Business Services Portal. We have made a number of acquisitions in the past few years to expand beyond the fax services market into the wider cloud services for business market. We have added cloud voice, email, storage and CRM services to our suite of offerings. We expect to continue to expand our suite of services. The cloud services for business market is attractive to us, given our view that it is fast growing and largely unconsolidated and presents an opportunity for us to leverage our strengths of doing business over the Internet. We have used acquisitions as a way to expand our offerings and customer base in the past and expect to continue to do so going forward. Starting in 2011, we have launched various cross-sell initiatives in order to expand the number of our cloud business services used by our customers. We expect to continue to expand these cross-selling efforts as we continue to expand our suite of cloud services for business.

Further International Expansion. We currently have customers in 49 countries across six continents. We expect to both expand the breadth and reach of our services within the countries we already have a presence in and to expand into new geographies. One of our recent new geographies is Japan, where we have seen rapid organic customer growth. Over the course of the last year, we have expanded our geographic DID coverage in Japan by over 45% and now have a base of more than 10,000 paying subscribers. Aside from our recent expansion into Japan, our strategy generally involves entry and expansion in English speaking countries, through both acquisitions and sales team growth. For example, during the first quarter of 2012 we expanded our voice service platform in Australia through the acquisition of Zintel Communications.

Maintain Focus on Cash Flow Generation. We have a very strong focus on operational efficiency and believe this represents a competitive advantage for our company, particularly when combined with our strong track record of successful acquisitions and resulting synergy recognition. The metrics that we rely upon promote our focus on efficient and prudent use of resources in our core business operations and our drive to reap synergies through successful acquisition and integration of acquired businesses. This philosophy is engrained in our culture and drives our focus on cash flow generation.

Trademarks

eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe™, CampaignerCRM™, Onebox®, MyFax®, Landslide®, eFax Plus®, eFax Pro™, eFax Corporate™, Fax.com™, SmartFax™, eFax Developer™, VirusSMART™, CypherSMART™, SpamSMART™, VaultSMART™, PolicySMART™ and other various company logos are trademarks of the Company in the United States and other countries. All other trademarks and trade names mentioned in this prospectus or the documents incorporated by reference herein or therein are the property of their respective owners.

Corporate Information

Our principal executive offices are located at 6922 Hollywood Blvd., Suite 500, Los Angeles, California 90028, and our main telephone number is (323) 860-9200.  Our website address is www.j2.com.  The information on our website is not a part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

The following summary describes the principal terms of the exchange offer and is not intended to be complete. Some of the terms and conditions described below are subject to important limitations and restrictions.  You should read the full text and more specific details contained elsewhere or incorporated by reference in this prospectus. For a more detailed description of the exchange offer, see “The Exchange Offer” in this prospectus.

On July 26, 2012, we completed a private offering of $250 million aggregate principal amount of unregistered 8.000% Senior Notes due 2020. On the same day, we and the initial purchaser of the unregistered notes entered into a registration rights agreement (the “registration rights agreement”) in which we agreed that you, as a holder of unregistered notes, would be entitled to exchange your unregistered notes for exchange notes registered under the Securities Act. This exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is completed, you, with certain limited exceptions, will no longer be entitled to any registration rights with respect to the exchange notes. The exchange notes will be our obligation and will be entitled to the benefits of the indenture relating to the unregistered notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that:

• the exchange notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

• the exchange notes will not have registration rights, except in certain limited circumstances; and

• certain additional interest provisions related to the unregistered notes are not applicable.

For additional information on the terms of this exchange offer, see “The Exchange Offer.”

The Exchange Offer………………………         We are offering to exchange any and all of our outstanding unregistered 8.000% Senior Notes due 2020 that were issued on July 26, 2012, for an equal principal amount of our 8.000% Senior Notes due 2020, which have been registered under the Securities Act. As of the date of this prospectus, $250 million in aggregate principal amount of unregistered 8.000% Senior Notes due 2020 are outstanding.

Expiration of the Exchange.........................        The exchange offer will expire at 5:00 P.M., New York City time, on,      2012, unless we extend the exchange offer.

Conditions of the Exchange Offer.............       We will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer, if any of the following conditions or events occurs:

● the exchange offer or the making of any exchange by a holder of unregistered notes violates applicable law or any applicable interpretation of the staff of the SEC;

● any action or proceeding shall have been instituted with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

● any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good-faith determination, do not permit us to effect the exchange offer.

In addition, we will not be obligated to accept for exchange the unregistered notes of any holder that has not made to us the representations described under “The Exchange Offer — Resale of Exchange Notes” below, and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations.

We will give oral or written notice of any non‑acceptance of the unregistered notes or of any amendment to or termination of the exchange offer to the holders of the unregistered notes as promptly as practicable. We reserve the right to waive any conditions of the exchange offer.

 Resales of the Exchange Notes.................       Based on interpretative letters of the SEC staff to third parties unrelated to us, we believe that you can resell and transfer the exchange notes you receive pursuant to this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that:

•  any exchange notes to be received by you will be acquired in the ordinary course of your business;

•  you have no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the unregistered notes or exchange notes;

•  you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•  if you are not a broker‑dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•  you are not acting on behalf of any person or entity that, to your knowledge, could not truthfully make these representations.

If you wish to participate in the exchange offer, you must represent to us in writing that these conditions have been met and shall otherwise cooperate with our preparation for the exchange offer.

If you are a broker‑dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market‑making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus and otherwise comply with the registration requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.
 Procedures for Tendering
 Unregistered Notes.....................................       If you wish to participate in the exchange offer:

• You must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 P.M., New York City time, on         , 2012, the expiration date of the exchange offer. You must also provide physical delivery of your unregistered notes to the exchange agent’s address as set forth in the letter of transmittal. The letter of transmittal must also contain the representations you must make to us as described under “The Exchange Offer-Procedures for Tendering”; or

•  You may effect a tender of unregistered notes electronically by book‑entry transfer into the exchange agent’s account at DTC. By tendering the unregistered notes by book‑entry transfer, you must agree to be bound by the terms of the letter of transmittal.
 Special Procedures for
 Beneficial Owners......................................         If you are a beneficial owner of unregistered notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered notes, you should contact the registered holder promptly and instruct them to tender your unregistered notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date of the exchange offer.
 Guaranteed Delivery Procedures
 for Unregistered Notes...............................       If you cannot meet the expiration deadline, or you cannot deliver on time your unregistered notes, the letter of transmittal or any other required documentation, or comply on time with DTC’s standard operating procedures for electronic tenders, you may tender your unregistered notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

 Withdrawal Rights......................................       You may withdraw the tender of your unregistered notes at any time prior to 5:00 P.M., New York City time, on            , 2012, the expiration date for the exchange offer.

 Consequences of Failure to Exchange.....       If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, your unregistered notes will continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of exchange notes, the market for the unregistered notes is likely to be much less liquid than before this exchange offer. The unregistered notes will, after this exchange offer, bear interest at the same rate as the exchange notes.

 U.S. Federal Income Tax
 Considerations of the Exchange Offer.....       The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations of the Exchange Offer.”

 Use of Proceeds...........................................      We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

 Exchange Agent for
 Unregistered Notes....................................        U.S. Bank National Association.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The following summary contains basic information about the exchange notes and is not intended to be complete. You should read the full text and more specific details contained elsewhere or incorporated by reference in this prospectus. For a more detailed description of the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuer…………………………………..…..         j2 Global, Inc.

Exchange Notes………………………......         $250,000,000 aggregate principal amount of 8.000% Senior Notes due 2020.

Maturity…………………………..……….         August 1, 2020.

Interest……………………………….……         Interest on the exchange notes will be paid semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2013.

The exchange notes will accrue interest from, and including, the last interest payment date on which interest was paid on the unregistered note tendered in exchange therefor, or, if no interest has been paid on the unregistered note, from, and including, July 26, 2012.

Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date on which the unregistered notes were issued until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same aggregate amount of interest payments that they would have received had they not accepted the exchange offer.

Guarantees…………………………..…….         The exchange notes will be guaranteed by all of our domestic restricted subsidiaries other than Insignificant Subsidiaries (as defined in “Description of the Exchange Notes”). We do not expect that the exchange notes will be guaranteed by any of our subsidiaries on the date of issue, because, as of the date of this prospectus, all of our existing domestic restricted subsidiaries are Insignificant Subsidiaries. Future Guarantees will rank equally to all other unsecured and unsubordinated indebtedness of the Guarantors, but will be effectively junior to any of the future secured indebtedness of the Guarantors, to the extent of the value of the assets securing that indebtedness. See “Description of the Exchange Notes—Guarantees.”

Ranking……………………………...…….         The exchange notes will rank equally to any of our existing and future unsecured and unsubordinated indebtedness, but will effectively be junior to any of our future secured indebtedness, to the extent of the value of the assets securing that indebtedness. As of June 30, 2012, after giving effect to the offering of the unregistered notes, which closed on July 26, 2012, we would have had no outstanding secured indebtedness and approximately $40 million of unused availability under our secured revolving credit facility.

The exchange notes will also effectively rank junior to all liabilities of all of our subsidiaries that do not guarantee the exchange notes, which, as of the issue date, is all of our subsidiaries. Our subsidiaries accounted for: (i) 40% of our revenue for the year ended December 31, 2011 and (ii) 47% of our total assets and 34% of our total liabilities as of June 30, 2012.

Certain Covenants………………….....….        The terms of the exchange notes restrict our ability and the ability of certain of our subsidiaries (as described in “Description of the Exchange Notes”) to:

• incur additional indebtedness;

• create liens;

• engage in sale-leaseback transactions;

• pay dividends or make distributions in respect of capital stock;

• purchase or redeem capital stock;

• make investments or certain other restricted payments;

• sell assets;

• enter into transactions with affiliates; or

• effect a consolidation or merger.

However, these limitations will be subject to a number of important qualifications and exceptions.

Denominations……………………....……        The exchange notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Optional Redemption………….....………         We may redeem any of the exchange notes beginning on August 1, 2016. The initial redemption price is 104% of their principal amount, plus accrued and unpaid interest. The redemption price will decline each year after August 1, 2016, and will be 100% of their principal amount, plus accrued and unpaid interest, beginning on August 1, 2018.

In addition, before August 1, 2015, we may redeem up to 35% of the aggregate principal amount of exchange notes with the proceeds of certain public offerings of our equity securities at a redemption price equal to 108% of their principal amount plus accrued and unpaid interest. We may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of exchange notes and unregistered notes remains outstanding.

We may also redeem some or all of the exchange notes before August 1, 2016, at a redemption price of 100% of the principal amount plus accrued and unpaid interest, to the redemption date, plus an applicable “make-whole” premium.

Change of Control…………………..……         Upon a change of control (as defined under “Description of the Exchange Notes”), we will be required to make an offer to purchase the exchange notes. The purchase price will equal 101% of the principal amount of the exchange notes on the date of purchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the notes). See “Risk Factors—We may be unable to purchase the exchange notes upon a change of control.”

Use of Proceeds……………………….….         We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Listing…………………………………...…        The exchange notes will not be listed on an exchange.

Risk Factors…………………………….…         An investment in the exchange notes involves risk.  You should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under “Risk Factors.”

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

Please refer to Item 6, “Selected Financial Data,” in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012, and Item 1, “Financial Statements,” in our Quarterly Report for the quarter ended June 30, 2012, filed with the SEC on August 7, 2012, each of which are incorporated by reference in this prospectus.

Risk Factors

Investing in the exchange notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained or incorporated by reference in this prospectus before deciding whether to tender your unregistered notes in the exchange offer. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties that we are unaware of or that we currently believe to be immaterial, may also become important factors that affect us.

Risks Related to the Exchange Notes

Our level of indebtedness could adversely affect our financial flexibility and our competitive position.

As of June 30, 2012, after giving effect to the offering of the unregistered notes which closed on July 26, 2012, our total indebtedness would have been approximately $250 million (all of which would have been attributable to the unregistered notes), and we would have had approximately $40 million of unused availability under our revolving credit facility. Our level of indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes and any other indebtedness we may incur in the future;

•	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other elements of our business strategy and other general corporate purposes, including share repurchases and payment of dividends;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
require us to repatriate cash for debt service from our foreign subsidiaries resulting in dividend tax costs or require us to adopt other disadvantageous tax structures to accommodate debt service payments;

•	restrict us from exploiting business opportunities;

•	make it more difficult to satisfy our financial obligations, including payments on the exchange notes;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

In addition, the credit agreement related to our revolving credit facility does, the indenture governing the exchange notes will, and the agreements evidencing or governing other future indebtedness may, contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.

We and our subsidiaries may be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our level of indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions on the incurrence of additional indebtedness in the credit agreement related to our revolving credit facility and in the indenture governing the exchange notes. These restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. As of June 30, 2012, after giving effect to the offering of the unregistered notes which closed on July 26, 2012, our total indebtedness would have been approximately $250 million (all of which would have been attributable to the unregistered notes), and we would have had approximately $40 million of unused availability under our revolving credit facility. To the extent that we incur additional indebtedness or such other obligations, the risk associated with our current level of indebtedness described above, including our possible inability to service our debt, will increase.

To service our debt and fund our other capital requirements, we will require a significant amount of cash, and our ability to generate cash will depend on many factors beyond our control.

Our ability to meet our debt service obligations, including the exchange notes, and to fund working capital, capital expenditures, acquisitions and other elements of our business strategy and other general corporate purposes, including share repurchases and payment of dividends, will depend upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. To some extent, this is subject to general and regional economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. These factors are discussed in greater detail under “—Risks Related to Our Business” and “—Risks Related to Our Industry” below. Neither we nor the Guarantors can assure you that any of us will generate cash flow from operations, or that future borrowings will be available, in an amount sufficient to enable us to pay our debt, including the exchange notes, or to fund our other liquidity needs.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional indebtedness or equity capital or restructure or refinance our indebtedness, including the exchange notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement related to our revolving credit facility and the indenture governing the exchange notes restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise indebtedness or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms, or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the exchange notes.

The exchange notes and the Guarantees will be unsecured and effectively subordinated to any of our and the Guarantors’ future secured indebtedness.

The exchange notes will be general unsecured obligations and will be effectively subordinated to any future secured indebtedness we may incur to the extent of the value of the collateral securing such debt. In addition, any future Guarantees will be general unsecured obligations and will be effectively subordinated to all of the Guarantors’ future secured debt to the extent of the value of the collateral securing such debt. In the event that we or a Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured indebtedness that is effectively senior to the exchange notes and the Guarantees will be entitled to be paid in full from our assets or the assets of the Guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the exchange notes or the affected Guarantees. Holders of the exchange notes will participate ratably with all holders of our unsecured indebtedness that are deemed to be of the same ranking as the exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the exchange notes. As a result, if holders of the exchange notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

The indenture permits us and our subsidiaries to incur secured indebtedness, subject to certain limitations. In addition, any borrowings under our $40 million revolving credit facility would be secured indebtedness.

The exchange notes will be structurally subordinated to all liabilities of our subsidiaries that do not guarantee the notes.

The exchange notes will be structurally subordinated to the indebtedness and other liabilities of our non-Guarantor subsidiaries, which as of the issue date of the exchange notes will include all of our existing subsidiaries, and future subsidiaries that do not guarantee the notes. Our non-Guarantor subsidiaries and any future non-Guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Our subsidiaries, none of which guarantee the exchange notes as of the date of this prospectus, accounted for: (i) 40% of our revenue in 2011, and (ii) 47% of our total assets and 34% of our total liabilities as of June 30, 2012. Any right that we or any future Guarantors have to receive any assets of the non-Guarantor subsidiaries and any future non-Guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of exchange notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any non-Guarantor subsidiaries and any future non-Guarantor subsidiaries, such non-Guarantor subsidiaries will pay the holders of their indebtedness, holders of preferred equity interests, if any, and their trade creditors before they will be able to distribute any of their assets to us to satisfy obligations under the exchange notes and our other indebtedness. The indenture permits our non-Guarantors to incur additional indebtedness, subject to certain limits, and will not limit their ability to incur liabilities that do not constitute Debt, as defined in the indenture.

The terms of the credit agreement related to our revolving credit facility and the indenture governing the exchange notes restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The credit agreement related to our revolving credit facility and the indenture governing the exchange notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to plan for or react to market conditions, meet capital needs or make acquisitions, or otherwise restrict our activities or business plans. These include restrictions on our ability to:

•	incur additional indebtedness;

•	create liens;

•	engage in sale-leaseback transactions;

•	pay dividends or make distributions in respect of capital stock;

•	purchase or redeem capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	enter into transactions with affiliates; or

•	effect a consolidation or merger.

In addition, the restrictive covenants in the credit agreement related to our revolving credit facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control.

A breach of the covenants under the indenture governing the exchange notes or under the credit agreement related to our revolving credit facility could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement related to our revolving credit facility would permit the lenders under that facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay any amounts due and payable under our revolving credit facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness or our other indebtedness, including the exchange notes.

We conduct a significant portion of our operations through our subsidiaries and may not have access to sufficient cash to make payments on the exchange notes.

We conduct a significant portion of our operations through our subsidiaries. As a result, we use dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations and such dividends may be restricted by law or the instruments governing our indebtedness, including the indenture governing the notes, the agreement governing our revolving credit facility or other agreements of our subsidiaries. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the exchange notes. In addition, our subsidiaries are separate and distinct legal entities and, except for our existing and future subsidiaries that will be Guarantors, any payments on dividends, distributions, loans or advances to us by our subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings. Subject to certain qualifications, our subsidiaries are permitted under the terms of our indebtedness, including the indenture governing the exchange notes, to incur additional indebtedness that may restrict payments from those subsidiaries to us. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund payments of principal premiums, if any, and interest on the exchange notes when due.

We may be unable to purchase the exchange notes upon a change of control.

Upon the occurrence of specified kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at a price equal to 101% of the principal amount of such notes, together with accrued and unpaid interest to the date of repurchase.

However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of such notes. If we are required to repurchase the exchange notes, we would probably require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock or assets has occurred, in which case the ability of a holder of the exchange notes to obtain the benefit of an offer to repurchase all or a portion of the notes held by such holder may be impaired. See “Description of the Exchange Notes—Certain Covenants—Repurchase of Notes upon a Change of Control.”

It is possible that the events that constitute a change of control may also be events of default under our revolving credit facility, unless waived by the lender thereto. These events may permit the lenders under our credit facility to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the unregistered notes and exchange notes pursuant to a change of control offer and repay certain amounts outstanding under our revolving credit facility, if any, if such indebtedness is accelerated, we would probably require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all.

Bankruptcy law and state fraudulent conveyance laws may void our obligations and those of the Guarantors under the exchange notes and the Guarantees, respectively.

Under applicable provisions of federal bankruptcy law, bankruptcy laws of other relevant jurisdictions or comparable provisions of state fraudulent transfer laws, if, among other things, an issuer or guarantor, at the time it incurred any debt or provided a guarantee, as the case may be, (i) received or receives less than reasonably equivalent value or fair consideration for the incurrence of such debt or providing such guarantees and (a) were or is insolvent or rendered insolvent by reason of such incurrence, (b) following such incurrence, were or is engaged in a business or transaction of which the assets remaining with the issuer or the guarantor constituted unreasonably small capital, (c) intended or intends to incur, or believed or believes that it would incur, debts beyond the issuer’s or the guarantor’s ability to pay such debts as they mature or (d) were a defendant in an action for money damages, or had a judgment for money damages docketed against the issuer or guarantor if, in either case, the judgment is unsatisfied after final judgment; or (ii) the delivery of a guarantee was found by a court to have been delivered with the intent to hinder, delay or defraud existing or future creditors, then the debt and the guarantees could be voided or claims in respect of the debt or the guarantees could be subordinated to all of the issuer’s other debts or those of such guarantor, as the case may be. In addition, payment of interest and principal pursuant to the debt or the payment of amounts by a guarantor pursuant to a guarantee could be voided and required to be returned to the person making such payment, or to a fund for the credit of creditors of the issuer or those of such guarantor, as the case may be.

To the extent that we may use proceeds of the offering of the unregistered notes to pay dividends or make share repurchases, a court could conclude that we did not receive reasonably equivalent value for the unregistered notes and, correspondingly, the exchange notes. In addition, because the exchange notes are being incurred for our benefit and only indirectly for the benefit of the Guarantors, a court could conclude that our Guarantors did not receive reasonably equivalent value for the Guarantees.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, an entity would be considered insolvent if (i) the sum of its debts, including contingent and unliquidated liabilities, were greater than the saleable value of all of its assets at a fair valuation, (ii) the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature or (iii) it could not pay its debts as they become due. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions.

In addition, the indenture governing the exchange notes contains a “savings clause” intended to limit each subsidiary Guarantor’s liability under its Guarantee to the maximum amount that it could incur without causing the Guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. If a Guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the Guarantor. In such case, any payment by the Guarantor pursuant to its Guarantee could be required to be returned to the Guarantor or to a fund for the benefit of the creditors of the Guarantor. If a Guarantee is voided or held unenforceable for any other reason, holders of the exchange notes would cease to have a claim against the subsidiary based on the Guarantee and would be creditors only of the Company and any Guarantor whose Guarantee was not similarly voided or otherwise held unenforceable.

If the exchange notes receive investment grade ratings, we will no longer be subject to most of the restrictive covenants in the indenture.

If at any time the exchange notes receive investment grade ratings from Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), subject to certain additional conditions, we and our restricted subsidiaries will no longer be subject to most of the restrictive covenants set forth in the indenture governing the exchange notes for so long as the exchange notes maintain investment grade ratings by each of Moody’s and S&P. See “Description of the Exchange Notes—Suspension of Certain Covenants.”

Risks Relating to the Exchange Offer

If you do not properly tender your unregistered notes, your ability to transfer such outstanding unregistered notes will be adversely affected.

We will only issue exchange notes in exchange for unregistered notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered notes and you should carefully follow the instructions on how to tender your unregistered notes. Neither us nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered notes. If you do not tender your unregistered notes or if your tender of unregistered notes is not accepted because you did not tender your unregistered notes properly, then, after consummation of the exchange offer, you will continue to hold unregistered notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any unregistered notes, you may have difficulty selling them because there will be fewer unregistered notes remaining and the market for such unregistered notes following the exchange offer, if any, will be much more limited than it is currently. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered unregistered notes.

If you are a broker‑dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your unregistered notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker‑dealer that receives exchange notes for your own account in exchange for unregistered notes that you acquired as a result of market‑making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus and otherwise comply with the registration requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution” in this prospectus for further discussion. If such a resale occurs without the delivery of a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, the transferring holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

An active trading market may not develop for the exchange notes and the notes contain restrictions on transfer.

The exchange notes are a new issue of securities for which there currently is no established market. We do not intend to apply for listing of the exchange notes on any U.S. securities exchange or inclusion in any automated quotation system. We cannot assure you that an active trading market will develop for the exchange notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely.

If a trading market were to develop, future trading prices of the exchange notes may be volatile and will depend on many factors, including:

•	the propensity of existing holders to trade their positions in the exchange notes;

•	time remaining to the maturity of the exchange notes;

•	the outstanding principal amount of the exchange notes;

•	any redemption of the exchange notes;

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or condition;

•	any actual or anticipated changes in the ratings assigned to the exchange notes or in our credit ratings generally;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes; and

•	prevailing interest rates and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the notes, if any, may be subject to similar volatility.

We believe that the value of the exchange notes in any secondary market will be affected by the supply and demand for the exchange notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the exchange notes of a change in a specific factor, assuming all other conditions remain constant.

•
U.S. interest rates. We expect that the market value of the exchange notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the exchange notes may decrease.

•	Our credit rating, financial condition and results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the exchange notes.

We want you to understand that the impact of one of the factors above, such as an increase in U.S. interest rates, may offset some or all of any change in the market value of the exchange notes attributable to another factor, such as an improvement in our credit rating.

The market price for the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar exchange notes, our performance and other factors.

Risks Related to Our Business

Weakness in the economy has adversely affected and may continue to adversely affect segments of our customers, which has resulted and may continue to result in decreased usage levels, customer acquisitions and customer retention rates and, in turn, could lead to a decrease in our revenues or rate of revenue growth.

Certain segments of our customers have been and may continue to be adversely affected by the current weakness in the general economy. To the extent these customers’ businesses have been adversely affected by the economic downturn and their usage levels of our services decline, we may experience a decrease in DIDs or our average usage per subscriber and, therefore, a decrease in our average variable revenue per subscriber. In addition, continued weakness in the economy may adversely affect our customer retention rates for certain customer segments and the number of our new customer acquisitions in general. These factors may adversely impact our revenues and profitability.

Increased numbers of credit and debit card declines as a result of decreased availability of credit and/or a weak economy which continues to experience heightened levels of unemployment could lead to a decrease in our revenues or rate of revenue growth.

A significant number of our paid subscribers pay for their services through credit and debit cards. Weakness in certain segments of the credit markets and in the U.S. and global economies, which continue to experience heightened levels of unemployment, has resulted in and may continue to result in increased numbers of rejected credit and debit card payments. We believe this has resulted in and may continue to result in increased customer cancellations and decreased customer signups. This also has required and may continue to require us to increase our reserves for doubtful accounts and write-offs of accounts receivables. The foregoing may adversely impact our revenues and profitability.

Our financial results may be adversely impacted by higher-than-expected income tax rates or exposure to additional income tax liabilities.

We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Our provision for income taxes is based on a jurisdictional mix of earnings, statutory rates and enacted tax rules, including transfer pricing. Significant judgment is required in determining our provision for income taxes and in evaluating our tax positions on a worldwide basis. It is possible that these positions may be challenged or we may find tax-beneficial intercompany transactions to be uneconomical, either of which may have a significant impact on our effective tax rate.

A number of factors affect our income tax rate and the combined effect of these factors could result in an increase in our effective income tax rate. An increase in future effective income tax rates would adversely affect net income in future periods. We operate in different countries that have different income tax rates. Effective tax rates could be adversely affected by earnings being lower than anticipated in countries having lower statutory rates and higher than anticipated in countries having higher statutory rates, by changes in the valuation of deferred tax assets or liabilities or by changes in tax laws or interpretations thereof.

We may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other domestic and foreign tax authorities. We are currently under audit by the California Franchise Tax Board (“FTB”) for tax years 2005 through 2007. The FTB has also issued Information Document Requests regarding the 2008 tax year, although no formal notice of audit for 2008 has been provided. The Company is also under audit by the IRS for tax year 2009 and 2010 and by the Canada Revenue Agency (“CRA”) for tax years 2008 through 2010.  In addition,  the Company is under audit by the CRA for value added sales taxes for tax years 2009 through 2011. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our income tax reserves and expense. If our reserves are not sufficient to cover these contingencies, such inadequacy could materially adversely affect our business, prospects, financial condition, operating results and cash flows.

A substantial portion of our cash and investments are invested outside of the U.S. We may be subject to incremental taxes upon repatriation of such funds to the U.S.

A significant portion of our worldwide cash reserves are generated by, and therefore held in, foreign jurisdictions. To the extent we have excess cash in foreign locations that could be used in, or is needed by, our U.S. operations, we may incur significant taxes to repatriate these funds.

Our business and users may be subject to telecommunications and/or sales taxes.

As a provider of cloud services for business, we do not provide telecommunications services. Thus, we believe that our business and our users (by using our services) are not subject to various telecommunication taxes. However, state taxing authorities may challenge this belief and have and may continue to audit our business and operations with respect to telecommunications taxes.

In addition, the application of other indirect taxes (such as sales and use tax, value added tax (“VAT”), goods and services tax, business tax and gross receipt tax) to e-commerce businesses such as j2 Global and our users is a complex and evolving issue. In November 2007, the U.S. federal government enacted legislation extending the moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet through November 2014. This moratorium does not prohibit federal, state or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. The application of existing, new or future laws could have adverse effects on our business, prospects and operating results. There have been, and will continue to be, substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or will conduct business.

Our growth will depend on our ability to develop our brands and market new brands, and these efforts may be costly.

We believe that continuing to strengthen our current brands and effectively launch new brands will be critical to achieving widespread acceptance of our services, and will require continued focus on active marketing efforts. The demand for and cost of online and traditional advertising have been increasing and may continue to increase. Accordingly, we may need to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other efforts to create and maintain brand loyalty among users. In addition, we are supporting an increasing number of brands, each of which requires its own resources. Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses incurred in building our brands. If we fail to promote and maintain our brands, or if we incur substantial expense in an unsuccessful attempt to promote and maintain our brands, our business could be harmed.

If our trademarks are not adequately protected or we are unable to protect our domain names, our reputation and brand could be adversely affected.

Our success depends, in part, on our ability to protect our trademarks. We rely on some brands that use the letter “e” before a word, such as “eFax” and “eVoice.” Some regulators and competitors have taken the view that the “e” is descriptive. Others have claimed that these brands are generic when applied to the products and services we offer. However, we have obtained registered U.S. and foreign trademarks for both eFax® and eVoice®. If we lose our existing trademark protections or we are unable to obtain and/or protect trademark rights to our other brands, the value of these brands may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to subscribers and potential subscribers may become confused in the marketplace and our ability to attract subscribers may be adversely affected.

We currently hold various domain names relating to our brands, both in the U.S. and internationally, including efax.com and various other international extensions, evoice.com, fax.com, onebox.com and others. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the U.S. may change. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in the U.S. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights in the U.S. is unclear. Similarly, international rules governing the acquisition and maintenance of domain names in foreign jurisdictions are sometimes different from U.S. rules, and we may not be able to obtain all of our domains internationally. As a result of these factors, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. In addition, failure to protect our domain names domestically or internationally could adversely affect our reputation and brands, and make it more difficult for users to find our websites and our services.

We may be subject to risks from international operations.

As we continue to expand our business operations in countries outside the U.S., our future results could be materially adversely affected by a variety of uncontrollable and changing factors including, among others, foreign currency exchange rates; political or social unrest or economic instability in a specific country or region including any continuation or worsening of the current Eurozone crisis; trade protection measures and other regulatory requirements which may affect our ability to provide our services; difficulties in staffing and managing international operations; and adverse tax consequences, including imposition of withholding or other taxes on payments by subsidiaries and affiliates. Any or all of these factors could have a material adverse impact on our future business, prospects, financial condition, operating results and cash flows.

We have only limited experience in marketing and operating our services in certain international markets. Moreover, we have in some cases experienced and expect to continue to experience in some cases higher costs as a percentage of revenues in connection with establishing and providing services in international markets versus the U.S. In addition, certain international markets may be slower than the U.S. in adopting the Internet and/or outsourced messaging and communications solutions and so our operations in international markets may not develop at a rate that supports our level of investments.

We rely heavily on the revenue generated by our fax services.

Currently, a substantial portion of the overall traffic on our network is fax-related. Our success is therefore dependent upon the continued use of fax as a messaging medium and/or our ability to diversify our service offerings and derive more revenue from other services, such as voice, email and unified messaging solutions. If the demand for fax as a messaging medium decreases, and we are unable to replace lost revenues from decreased usage of our fax services with a proportional increase in our customer base or with revenues from our other services, our business, financial condition, operating results and cash flows could be materially and adversely affected.

We believe that one of the attractions to fax is that fax signatures are a generally accepted method of executing contracts. There are on-going efforts by governmental and non-governmental entities to create a universally accepted method for electronically signing documents. Widespread adoption of so-called “digital signatures” could reduce demand for our fax services and, as a result, could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

If we experience excessive fraudulent activity or cannot meet evolving credit card company merchant standards, we could incur substantial costs and lose the right to accept credit cards for payment and our subscriber base could decrease significantly.

A significant number of our paid subscribers authorize us to bill their credit card accounts directly for all service fees charged by us. If people use our services using stolen credit cards, we could incur substantial third-party vendor costs for which we may not be reimbursed. We also incur losses from claims that the customer did not authorize the credit card transaction to purchase our service. If the numbers of unauthorized credit card transactions become excessive, we could be assessed substantial fines for excess chargebacks and we could lose the right to accept credit cards for payment. In addition, credit card companies may change the merchant standards required to utilize their services from time to time. If we are unable to meet these new standards, we could be unable to accept credit cards. Substantial losses due to fraud or our inability to accept credit card payments, which could cause our paid subscriber base to significantly decrease, could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

A system failure or security breach could delay or interrupt service to our customers, harm our reputation or subject us to significant liability.

Our operations are dependent on our ability to protect our network from interruption by damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry, computer viruses, cyber attacks or other events beyond our control. There can be no assurance that our existing and planned precautions of backup systems, regular data backups, security protocols and other procedures will be adequate to prevent significant damage, system failure or data loss. Also, many of our services are web-based, and the amount of data we store for our users on our servers has been increasing. Despite the implementation of security measures, our infrastructure may be vulnerable to computer viruses, hackers or similar disruptive problems caused by our subscribers, employees or other Internet users who attempt to invade public and private data networks. Further, in some cases we do not have in place disaster recovery facilities for certain ancillary services. Currently, a significant number of our users authorize us to bill their credit or debit card accounts directly for all transaction fees charged by us. We rely on encryption and authentication technology to effect secure transmission of confidential information, including customer credit and debit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect transaction data. Any system failure or security breach that causes interruptions or data loss in our operations or in the computer systems of our customers or leads to the misappropriation of our or our customers’ confidential information could result in significant liability to us (including in the form of judicial decisions and/or settlements, regulatory findings and/or forfeitures, and other means), cause considerable harm to us and our reputation (including requiring notification to customers, regulators, and/or the media) and deter current and potential customers from using our services. Any of these events could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

Our business is dependent on a small number of telecommunications carriers in each region and our inability to maintain agreements at attractive rates with such carriers may negatively impact our business.

Our business substantially depends on the capacity, affordability, reliability and security of our network and services provided to us by our telecommunications suppliers. Only a small number of carriers in each region, and in some cases only one carrier, offer the DID and network services we require. We purchase certain telecommunications services pursuant to short-term agreements that the providers can terminate or elect not to renew. As a result, any or all of our current carriers could discontinue providing us with service at rates acceptable to us, or at all, and we may not be able to obtain adequate replacements, which could materially and adversely affect our business, prospects, financial condition, operating results and cash flows.

The successful operation of our business depends upon the supply of critical elements and marketing relationships from other companies.

We depend upon third parties for several critical elements of our business, including various technology, infrastructure, customer service and marketing components. We rely on private third-party providers for our Internet and other connections and for co-location of a significant portion of our servers. Any disruption in the services provided by any of these suppliers, or any failure by them to handle current or higher volumes of activity, could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows. To obtain new customers, we have marketing agreements with operators of leading search engines and websites. These arrangements typically are not exclusive and do not extend over a significant period of time. Failure to continue these relationships on terms that are acceptable to us or to continue to create additional relationships could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

Inadequate intellectual property protections could prevent us from enforcing or defending our proprietary technology.

Our success depends in part upon our proprietary technology. We rely on a combination of patents, trademarks, trade secrets, copyrights and contractual restrictions to protect our proprietary technology. However, these measures provide only limited protection, and we may not be able to detect unauthorized use or take appropriate steps to enforce our intellectual property rights, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the U.S. While we have been issued a number of patents and other patent applications are currently pending, there can be no assurance that any of these patents will not be challenged, invalidated or circumvented, or that any rights granted under these patents will in fact provide competitive advantages to us.

In addition, effective protection of patents, copyrights, trademarks, trade secrets and other intellectual property may be unavailable or limited in some foreign countries. As a result, we may not be able to effectively prevent competitors in these regions from infringing our intellectual property rights, which could reduce our competitive advantage and ability to compete in those regions and negatively impact our business.

Companies in our segment have experienced substantial litigation regarding intellectual property. Currently, we have pending patent infringement lawsuits, both offensive and defensive, against several companies in this industry. This or any other litigation to enforce or defend our intellectual property rights may be expensive and time-consuming, could divert management resources and may not be adequate to protect our business.

We may be found to have infringed the intellectual property rights of others, which could expose us to substantial damages or restrict our operations.

We have been and expect to continue to be subject to claims and legal proceedings that we have infringed the intellectual property rights of others. The ready availability of damages and royalties and the potential for injunctive relief has increased the costs associated with the litigation and settlement of patent infringement claims. In addition, we may be required to indemnify our resellers and users for similar claims made against them. Any claims against us, whether or not meritorious, could require us to spend significant time and money in litigation, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available at all or have acceptable terms. As a result, intellectual property claims against us could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

We may be engaged in legal proceedings that could cause us to incur unforeseen expenses and could occupy a significant amount of our management’s time and attention.

From time to time we are subject to litigation or claims, including in the areas of patent infringement and anti-trust, that could negatively affect our business operations and financial condition. Such disputes could cause us to incur unforeseen expenses, occupy a significant amount of our management’s time and attention and negatively affect our business operations and financial condition. We are unable to predict the outcome of our currently pending cases. Some or all of the money we may be required to pay to defend or to satisfy a judgment or settlement of any or all of these proceedings may not be covered by insurance. Under indemnification agreements we have entered into with our current and former officers and directors, we are required to indemnify them, and advance expenses to them, in connection with their participation in proceedings arising out of their service to us. These payments may be material. For a more detailed description of the lawsuits in which we are involved, see Note 8—Commitments and Contingencies to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2012, and Note 7—Commitments and Contingencies to the unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2012.

The markets in which we operate are highly competitive and our competitors may have greater resources to commit to growth, superior technologies, cheaper pricing or more effective marketing strategies.

Some of our competitors include major companies with much greater resources and significantly larger subscriber bases than we have. Some of these competitors offer their services at lower prices than we do. These companies may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their products and services than we can. There can be no assurance that additional competitors will not enter markets that we are currently serving and plan to serve or that we will be able to compete effectively. Competitive pressures may reduce our revenue, operating profits or both.

Our business is highly dependent on our billing systems.

A significant part of our revenues depends on prompt and accurate billing processes. Customer billing is a highly complex process, and our billing systems must efficiently interface with third-party systems, such as those of credit card processing companies. Our ability to accurately and efficiently bill our subscribers is dependent on the successful operation of our billing systems and the third-party systems upon which we rely, such as our credit card processor, and our ability to provide these third parties the information required to process transactions. In addition, our ability to offer new paid services or alternative-billing plans is dependent on our ability to customize our billing systems. We are in the process of upgrading our current billing systems to meet the needs of our growing subscriber base. Any failures or errors in our billing systems or procedures or resulting from any upgrades to our billing systems or procedures could impair our ability to properly bill our current customers or attract and service new customers, and thereby could materially and adversely affect our business and financial results.

Future acquisitions could result in operating difficulties and other harmful consequences, and may require us to incur additional indebtedness.

We may acquire or invest in additional businesses, products, services and technologies that complement or augment our service offerings and customer base. We cannot assure that we will successfully identify suitable acquisition candidates, integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our business strategy or the expected return on our investment, or manage a geographically dispersed company. Acquisitions could divert attention from management and from other business concerns and could expose us to unforeseen liabilities or unfavorable accounting treatment. In addition, we may lose key employees while integrating any new companies, and we may have difficulties entering new markets where we have no or limited prior experience.

We may pay for some acquisitions by issuing common stock, or incurring additional indebtedness which, if it is senior indebtedness, would rank equal in right of payment to the exchange notes, and if it is secured debt or indebtedness of our non-Guarantor subsidiaries, would rank ahead of the exchange notes. Additional indebtedness incurrence also increases our leverage and may make it more difficult for us to make payments on the exchange notes, and such debt instruments may include more restrictive interest expense, leverage and debt service requirements than those which apply to the exchange notes or our existing revolving credit facility. We may also use cash to make acquisitions, which may limit our availability of cash for other uses, such as payments on the exchange notes, share repurchases or dividends. We will be required to review goodwill and other intangible assets for impairment in connection with past and future acquisitions, which may materially increase operating expenses if an impairment issue is identified.

Our success depends on our retention of our executive officers, senior management and our ability to hire and retain key personnel.

Our success depends on the skills, experience and performance of executive officers, senior management and other key personnel. The loss of the services of one or more of our executive officers, senior managers or other key employees could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows. Our future success also depends on our continuing ability to attract, integrate and retain highly qualified technical, sales and managerial personnel. Competition for these people is intense, and there can be no assurance that we can retain our key employees or that we can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

As we continue to grow our international operations, adverse currency fluctuations and foreign exchange controls could have a material adverse effect on our balance sheet and results of operations.

As we expand our international operations, we could be exposed to significant risks of currency fluctuations. In some countries outside the U.S., we already offer our services in the applicable local currency, including but not limited to the Canadian Dollar, the Euro and the British Pound Sterling. As a result, fluctuations in foreign currency exchange rates affect the results of our operations, which in turn may materially adversely affect reported earnings and the comparability of period-to-period results of operations. Changes in currency exchange rates may also affect the relative prices at which we and foreign competitors sell our services in the same market. In addition, changes in the value of the relevant currencies may affect the cost of certain items required in our operations. Furthermore, we may become subject to exchange control regulations, which might restrict or prohibit our conversion of other currencies into U.S. Dollars. We cannot assure you that future exchange rate movements will not have a material adverse effect on our future business, prospects, financial condition, operating results and cash flows. To date, we have not entered into foreign currency hedging transactions to control or minimize these risks.

We are exposed to risk if we cannot maintain or adhere to our internal controls and procedures.

We have established and continue to maintain, assess and update our internal controls and procedures regarding our business operations and financial reporting. Our internal controls and procedures are designed to provide reasonable assurances regarding our business operations and financial reporting. However, because of the inherent limitations in this process, internal controls and procedures may not prevent or detect all errors or misstatements. To the extent our internal controls are inadequate or not adhered to by our employees, our business, financial condition and operating results could be materially adversely affected.

If we are not able to maintain internal controls and procedures in a timely manner, or without adequate compliance, we may be unable to accurately report our financial results or prevent fraud and may be subject to sanctions or investigations by regulatory authorities such as the SEC or NASDAQ. Any such action or restatement of prior-period financial results could harm our business or investors’ confidence in j2 Global, and could impact the trading price of the exchange notes.

Risks Related to Our Industry

Our services may become subject to burdensome regulation, which could increase our costs or restrict our service offerings.

We believe that our services are “information services” under the Telecommunications Act of 1996 and related precedent, or, if not “information services,” that we are entitled to other exemptions, meaning that we are not currently subject to U.S. telecommunications services regulation at both the federal and state levels. In connection with our business, we utilize data transmissions over public telephone lines and other facilities provided by carriers. These transmissions are subject to foreign and domestic laws and regulation by the Federal Communications Commission (the “FCC”), state public utility commissions and foreign governmental authorities. These regulations affect the availability of DIDs, the prices we pay for transmission services, the administrative costs associated with providing our services, the competition we face from telecommunications service providers and other aspects of our market. However, as messaging and communications services converge and as the services we offer expand, we may become subject to FCC or other regulatory agency regulation. It is also possible that a federal or state regulatory agency could take the position that our offerings, or a subset of our offerings, are properly classified as telecommunications services or otherwise not entitled to certain exemptions upon which we currently rely. Such a finding could potentially subject us to fines, penalties or enforcement actions as well as liabilities for past regulatory fees and charges, retroactive contributions to various telecommunications-related funds, telecommunications-related taxes, penalties and interest. It is also possible that such a finding could subject us to additional regulatory obligations that could potentially require us either to modify our offerings in a costly manner, or discontinue certain offerings, in order to comply with certain regulations. Changes in the regulatory environment could decrease our revenues, increase our costs and restrict our service offerings. In many of our international locations, we are subject to regulation by the applicable governmental authority.

In the U.S., Congress, the FCC, and a number of states require regulated telecommunications carriers to contribute to federal and/or state Universal Service Funds (“USF”). Generally, USF is used to subsidize the cost of providing service to low-income customers and those living in high cost or rural areas. Congress, the FCC and a number of states are reviewing the manner in which a provider’s contribution obligation is calculated, as well as the types of entities subject to USF contribution obligations. If any of these reforms are adopted, they could cause us to alter or eliminate our non-paid services and to raise the price of our paid services, which could cause us to lose customers. Any of these results could lead to a decrease in our revenues and net income and could materially adversely affect our business, prospects, financial condition, operating results and cash flows.

In August 2005, the FCC reclassified wireline broadband Internet access services (i.e., DSL) as information services. The decision enables incumbent local exchange carriers to charge higher rates for underlying broadband transmission service to competitive local exchange carriers that service some of our lines in various states. This could have an indirect impact on our profitability and operations.

The Telephone Consumer Protection Act (the “TCPA”) and FCC rules implementing the TCPA, as amended by the Junk Fax Act, prohibit sending unsolicited facsimile advertisements to telephone fax machines. The FCC may take enforcement action against companies that send “junk faxes” and individuals also may have a private cause of action. Although entities that merely transmit facsimile messages on behalf of others are not liable for compliance with the prohibition on faxing unsolicited advertisements, the exemption from liability does not apply to fax transmitters that have a high degree of involvement or actual notice of an illegal use and have failed to take steps to prevent such transmissions. We take significant steps to ensure that our services are not used to send unsolicited faxes on a large scale, and we do not believe that we have a high degree of involvement or notice of the use of our service to broadcast junk faxes. However, because fax transmitters do not enjoy an absolute exemption from liability under the TCPA and related FCC rules, we could face FCC inquiry and enforcement or civil litigation, or private causes of action, if someone uses our service for such impermissible purposes. If this were to occur and we were to be held liable for someone’s use of our service for transmitting unsolicited faxes, the financial penalties could cause a material adverse effect on our operations.

Also, in the U.S., the Communications Assistance to Law Enforcement Act (“CALEA”) requires telecommunications carriers to be capable of performing wiretaps and recording other call identifying information. In September 2005, the FCC released an order defining telecommunications carriers that are subject to CALEA obligations as facilities-based broadband Internet access providers and Voice-over-Internet-Protocol (“VoIP”) providers that interconnect with the public switched telephone network. As a result of this definition, we do not believe that j2 Global is subject to CALEA. However, if the category of service providers to which CALEA applies broadens to also include information services, that change may impact our operations.

In addition, for calls placed to certain of our European DIDs we receive revenue share payments from the local telecommunications carrier. The per-minute rates applicable to these “calling party pays” DIDs is subject to foreign laws and regulations. A reduction in the permitted per minute rates would reduce our revenues and could cause us to restrict our service offerings.

Our business could suffer if providers of broadband Internet access services block, impair or degrade our services.

Our business is dependent on the ability of our customers to access our services and applications over broadband Internet connections. While we have not encountered any material difficulties with regard to such access, increased network congestion in the future may result in broadband Internet access providers engaging in actions that would either reduce the quality of the services we provide today, or impede our ability to roll out new services that use more bandwidth. The FCC “open Internet” or “network neutrality” rules became effective on November 20, 2011. These rules generally prohibit broadband Internet access providers from blocking lawful content, applications, services or non-harmful devices, subject to reasonable network management, and prevent providers from unreasonably discriminating in the transmission of lawful traffic over a consumer’s broadband Internet access service connection. A number of parties have appealed these rules to the U.S. Court of Appeals for the District of Columbia. We cannot predict whether these rules will withstand appeal in whole or in part, nor can we predict what impact such rules will have on our business at this time.

Our business could suffer if we cannot obtain or retain DIDs, are prohibited from obtaining local numbers or are limited to distributing local numbers to only certain customers.

Our future success depends on our ability to procure large quantities of local DIDs in the U.S. and foreign countries in desirable locations at a reasonable cost and offer our services to our prospective customers without restrictions. Our ability to procure and distribute DIDs depends on factors such as applicable regulations, the practices of telecommunications carriers that provide DIDs, the cost of these DIDs and the level of demand for new DIDs. For example, several years ago the FCC conditionally granted petitions by Connecticut and California to adopt specialized “unified messaging” area codes, but neither state has adopted such a code. Adoption of a specialized area code within a state or nation could harm our ability to complete in that state or nation if materially affecting our ability to acquire DIDs for our operations or making our services less attractive due to the unavailability of DIDs with a local geographic area.

In addition, although we are the customer of record for all of our U.S. DIDs, from time to time, certain U.S. telephone carriers inhibit our ability to port numbers or port our DIDs away from us to other carriers. If a federal or regulatory agency determines that our customers should have the ability to port DIDs without our consent, we may lose customers at a faster rate than what we have experienced historically, potentially resulting in lower revenues. Also, in some foreign jurisdictions, under certain circumstances, our customers are permitted to port their DIDs to another carrier. These factors could lead to increased cancellations by our customers and loss of our DID inventory. These factors may have a material adverse effect on our business, prospects, financial condition, operating results, cash flows and growth in or entry into foreign or domestic markets.

In addition, future growth in our subscriber base, together with growth in the subscriber bases of providers of other fax and/or voicemail to email and unified messaging services, has increased and may continue to increase the demand for large quantities of DIDs, which could lead to insufficient capacity and our inability to acquire sufficient DIDs to accommodate our future growth.

We may be subject to increased rates for the telecommunications services we purchase from regulated carriers which could require us to either raise the retail prices of our offerings and lose customers or reduce our profit margins.

The FCC recently adopted wide-ranging reforms to the system under which regulated providers of telecommunications services compensate each other for the exchange of various kinds of traffic. While we are not a provider of regulated telecommunications services, we rely on such providers to offer our services to our customers. As a result of the FCC’s reforms, regulated providers of telecommunications services are determining how the rates they charge customers like us will change in order to comply with the new rules. It is possible that some or all of our underlying carriers will increase the rates we pay for certain telecommunications services. Should this occur, the costs we incur to provide service may increase which may require us to increase the retail price of our service. Increased prices could, in turn, cause us to lose customers, or, if we do not pass on such higher costs to our subscribers, our profit margins may decrease.

Our industry is undergoing rapid technological changes and we may not be able to keep up.

The cloud-services industry is subject to rapid and significant technological change. We cannot predict the effect of technological changes on our business. We expect that new services and technologies will emerge in the markets in which we compete. These new services and technologies may be superior to the services and technologies that we use or these new services may render our services and technologies obsolete. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and evolving industry standards. We may be unable to obtain access to new technologies on acceptable terms or at all, and may therefore be unable to offer services in a competitive manner. Any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

We are subject to regulations relating to data privacy, security, breach and retention.

Many U.S. states and foreign jurisdictions have passed laws in the area of data privacy, security, breach and retention. The costs of compliance with these laws may increase in the future as a result of laws that conflict from country to country, changes in those laws, changes in the interpretations or interpretations that are not consistent with our current data protection practices. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs, increase service or delivery costs or otherwise harm our business. Failure to comply with these and other international data privacy, security, breach and retention laws could subject us to lawsuits, fines, criminal penalties, statutory damages, adverse publicity and other losses that could harm our business. Further, while we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

New and existing regulations could harm our business.

Enactment of new laws and regulations, or the interpretation of existing laws and regulations in a way that is adverse to us, could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

We are subject to the same foreign and domestic laws as other companies conducting business on and off the Internet. There are relatively few laws specifically directed towards online services. However, due to the increasing use of the Internet and online services, laws relating to the Internet (such as user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security) are being debated around the world. It is not clear how existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and defamation, obscenity and personal privacy apply to online businesses because many of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the related issues.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”), which allows for penalties that run into the millions of dollars, requires commercial emails to include identifying information from the sender and a mechanism for the receiver to opt out of receiving future emails. Several states have enacted additional, more restrictive and punitive laws regulating commercial email. We believe that our email practices comply with the requirements of the CAN-SPAM Act and other state laws. If we were ever found to be in violation of the CAN-SPAM Act or any other state law, our business, financial condition, operating results and cash flows could be materially adversely affected.

In addition, because our services are accessible worldwide and we continue to expand our international activities, foreign jurisdictions may claim that we are required to comply with their laws. Non-U.S. laws regulating Internet companies may give different rights to consumers, content owners and users than comparable U.S. laws. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the U.S. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

Increased cost of email transmissions could have a material adverse effect on our business.

We rely on email for the delivery of our fax and voicemail messages. In addition, we derive some advertising revenues through the delivery of email messages to our free subscribers and we regularly communicate with our subscribers via email. We also offer email services through FuseMail. If regulations or other changes in the industry lead to a charge associated with the sending or receiving of email messages, the cost of providing our services would increase and, if significant, could materially adversely affect our business, prospects, financial condition, operating results and cash flows.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement and we will not receive any cash proceeds from the issuance of the exchange notes. In exchange for the exchange notes, we will receive unregistered notes in like principal amount. We will retire or cancel all of the unregistered notes tendered in the exchange offer. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2011, and the six months ended June 30, 2012, and 2011, are set forth below:

	Years Ended (unaudited)					Six Months Ended (unaudited)
	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011	June 30, 2011(1)	June 30, 2012
Ratio of earnings to fixed charges	148.5x	115.6x	122.3x	100.7x	94.9x	85.0x	104.6x

(1)
The amounts above reflect the change in estimate relating to the remaining service obligations to annual eFax® subscribers (see Note 2 to the Audited Consolidated Financial Statements - Basis of Presentation and Summary of Significant Accounting Policies included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2012, and Note 1 to the Unaudited Consolidated Financial Statements - Basis of Presentation included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2012), which reduced subscriber revenues for the year ended December 31, 2011, and six months ended June 30, 2011, by $10.3 million.

We computed ratios of earnings to fixed charges by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense and the estimated interest portion of rental expense.

DESCRIPTION OF CREDIT AGREEMENT

The following summary of the principal terms of the instruments governing our existing credit agreement does not purport to be a complete description of all of the terms of this agreement and may not contain all of the information that may be important to you.

On January 5, 2009, we entered into a Credit Agreement (the “Original Credit Agreement”) with Union Bank, N.A. (“Lender”) in order to further enhance our liquidity in the event of potential acquisitions or other corporate purposes. On August 16, 2010, we entered into an amendment to the Original Credit Agreement with the Lender (“Amendment No. 1”), and on July 13, 2012, we entered into a second amendment to permit the issuance of the unregistered notes and the exchange notes, to extend the revolving credit commitment termination date and to amend the definition of “Significant Domestic Subsidiary” (collectively with the Original Credit Agreement and Amendment No. 1, the “Credit Agreement”).

The Credit Agreement provides for a $40.0 million revolving line of credit with a $10.0 million letter of credit sublimit. The facility is unsecured (except to the limited extent described below) and has never been drawn upon. Revolving loans may be borrowed, repaid and re-borrowed until November 14, 2013, on which date all outstanding principal of, together with accrued interest on, any revolving loans will be due. The Company may prepay the loans and terminate the commitments at any time, without premium or penalty.

Loans will bear interest at the election of the Company at either:

•	LIBOR plus a margin equal to 1.875% for interest periods of one, two, three or six months (the “Fixed Interest Rate”); or

•
1% over the “Base Rate,” defined as the highest of (i) the reference rate in effect as determined per the agreement, (ii) the federal funds rate in effect as determined per the agreement plus a margin equal to 0.5% and (iii) the one-month LIBOR rate plus 1.50%.

The Company is also obligated to pay closing fees, letter of credit fees and commitment fees customary for a credit facility of this size and type.

Interest on the loan is payable quarterly or, if accruing at a fixed interest rate, on the last day of the applicable interest rate period, or for interest rate periods longer than three months, at the end of each three-month period in the applicable interest rate period.

Pursuant to the Credit Agreement, Significant Domestic Subsidiaries based in the United States are required to guarantee j2 Global’s obligations under the Credit Agreement. “Significant Domestic Subsidiary” is defined to include any domestic subsidiary that had assets in excess of 4% of the total consolidated assets of the Company and its subsidiaries as of the end of the then most recently ended fiscal quarter or EBITDA (as defined in the Credit Agreement) that exceeded 4% of EBITDA of the Company and its subsidiaries (on a consolidated basis) for the period of four consecutive fiscal quarters then most recently ended; provided that no domestic subsidiary will fail to be designated as a significant domestic subsidiary if such domestic subsidiary, together with all other domestic subsidiaries that are otherwise not deemed to be significant domestic subsidiaries would represent, in the aggregate (x) 8% or more of the total consolidated assets of the Company and its subsidiaries at the end of the then most recently ended fiscal year or (y) 8% or more of EBITDA of the Company and its subsidiaries (on a consolidated basis) for the then most recently ended period of four consecutive fiscal quarters of the Company. Also pursuant to the Credit Agreement, the Company entered into a Security Pledge Agreement whereby j2 Global granted to Lender a security interest in 65% of the issued stock of j2 Global Holdings Limited, a wholly owned Irish subsidiary of j2 Global. j2 Global will also be required to grant a security interest to Lender in 65% of the issued stock of any future non-U.S. based significant subsidiary.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict our ability to, among other things, grant liens, dispose of assets, incur indebtedness, guarantee obligations, merge or consolidate, acquire another company, make loans or investments or repurchase stock, in each case subject to exceptions customary for a credit facility of this size and type.

The Credit Agreement also contains financial covenants that establish minimum EBITDA, net worth and liquid asset levels and limit the amount of operating lease obligations that we may incur. The Credit Agreement requires the Company to maintain a minimum quarterly EBITDA of $22.5 million and minimum liquid asset levels of $15 million. In the event the aggregate consideration for permitted acquisitions and strategic advances exceeds $50 million during any fiscal year, minimum EBITDA is set at $25 million and liquid asset levels are set at $20 million. The Company must also maintain a minimum net worth of the sum of $232.44 million plus 25% of the Company’s net income for each quarter. The Company and its subsidiaries may not assume operating lease obligations in excess of an aggregate of $5 million in any fiscal year.

The Credit Agreement includes customary events of default that include, among other things, payment defaults, inaccuracy of representations and warranties, covenant defaults, material bankruptcy and insolvency events, judgments and failure to comply with judgments, tax defaults, change of control and cross defaults, in each case subject to exceptions and/or thresholds customary for a credit facility of this size and type. The occurrence of an event of default could result in the acceleration of our repayment obligations under the Credit Agreement.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

We sold the unregistered notes to the initial purchaser pursuant to a purchase agreement, dated July 19, 2012. The initial purchaser resold the unregistered notes in reliance on Rule 144A and Regulation S under the Securities Act.

In connection with the sale of the unregistered notes, we entered into the registration rights agreement. Under the registration rights agreement, we agreed to:

(1)
within 180 days after the date on which the unregistered notes were issued, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the unregistered notes for exchange notes of the Company having terms substantially identical in all material respects to the unregistered notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

(2)
use our commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days after date on which the unregistered notes were issued;

(3)
as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, but in no event later than 310 days after the date on which the unregistered notes were issued, complete the Registered Exchange Offer; and

(4)
keep the Registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the unregistered notes.

For each unregistered note tendered to us pursuant to this exchange offer, we will issue to the holder of such unregistered note an exchange note having a principal amount equal to that of the surrendered unregistered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the unregistered note tendered in exchange therefor, or, if no interest has been paid on such unregistered note, from, and including, July 26, 2012.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of unregistered notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

If a holder is eligible to participate in this exchange offer and does not tender its unregistered notes as described in this prospectus, the unregistered notes of such holder will continue to be subject to restrictions on transfer under the Securities Act.

We will pay additional cash interest on the unregistered notes from and including the date on which any of the following events occur (each a “registration default”), but excluding the date on which all registration defaults have been cured:

(1)
if the we fail to file the Exchange Offer Registration Statement with the SEC on or prior to the 180th day after the date on which the unregistered notes were issued or, if obligated by the registration rights agreement to file a shelf registration statement because applicable interpretations of the SEC staff do not permit us to effect the Registered Exchange Offer, we fail to file a shelf registration statement with the SEC on or prior to the 180th day after the date on which the unregistered notes were issued,

(2)
if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 270th day after the date on which the unregistered notes were issued or, if obligated by the registration rights agreement to file a shelf registration statement because applicable interpretations of the SEC staff do not permit us to effect the Registered Exchange Offer, a shelf registration statement is not declared effective by the SEC on or prior to the 270th day after the date on which the unregistered notes were issued,

(3)
if obligated by the registration rights agreement to file a shelf registration statement for any reason other than the fact that applicable interpretations of the SEC staff do not permit us to effect the Registered Exchange Offer, the shelf registration statement is not declared effective on or prior to the 180th day after the date on which the obligation to file the shelf registration statement arises,

(4)	if the Registered Exchange Offer is not consummated on or before the 40th day after the registration statement is declared effective, or

(5)
after the Exchange Offer Registration Statement or a shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions).

The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum rate of 1.00% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the unregistered notes and the exchange notes.

The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. A copy of the registration rights agreement is included as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of unregistered notes. You may tender some or all of your unregistered notes only in minimum denominations of $2,000 and integral multiples of $1,000. As of the date of this prospectus, $250,000,000 aggregate principal amount of the unregistered notes is outstanding.

The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except that the exchange notes will be registered under the Securities Act and, therefore, the certificates for the exchange notes will not bear legends restricting their transfer. The exchange notes will be issued under and entitled to the benefits of the “indenture” (as defined in “Description of the Exchange Notes”).

The exchange offer is not conditioned on any minimum aggregate principal amount of unregistered notes being tendered for exchange.

In connection with the issuance of the unregistered notes, we arranged for the unregistered notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

There will be no fixed record date for determining the eligible holders of the unregistered notes that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered notes when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes for the purpose of receiving exchange notes from us and delivering them to such holders.

Any unregistered notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest and will be subject to restrictions on transfer. We will not have any obligation to register such unregistered notes under the Securities Act. Holders wishing to transfer unregistered notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

You must tender your unregistered notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if:

•	the exchange offer, or the making of any exchange by a holder of unregistered notes, violates applicable law or any applicable interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; and

•
any laws, rules or regulations or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect the exchange offer.

We will not accept for exchange any unregistered notes tendered, and will not issue exchange notes in exchange for any such unregistered notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In addition, we will not be obligated to accept for exchange the unregistered notes of any holder that has not made to us the representations described under “— Resale of Exchange Notes” below, and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any unregistered notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the unregistered notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Expiration Date; Extensions; Amendment; Termination

The exchange offer will expire at 5:00 P.M., New York City time, on         , 2012, unless we, in our sole discretion, extend it. In the case of any extension, we will notify the exchange agent and the registered holders of unregistered notes in writing of the extension no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled expiration date of the exchange offer.

To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any unregistered note in the event that we extend the exchange offer;

•	waive any condition of the exchange offer; and

•	amend the terms of the exchange offer in any manner.

We will give written notice of any non‑acceptance of the unregistered notes or of any amendment to the exchange offer to the registered holders of the unregistered notes promptly. If we consider an amendment to the exchange offer to be a material change, we will promptly inform the registered holders of unregistered notes of such amendment in a reasonable manner and will extend the exchange offer if necessary so that at least five business days remain in the offer period following notice of the material change.

If we determine, in our reasonable judgment, that any of the events or conditions described in “—Conditions of the Exchange Offer” has occurred, we may terminate the exchange offer. We may:

•	refuse to accept any unregistered notes and return any unregistered notes that have been tendered to the holders;

•
extend the exchange offer and retain all unregistered notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered notes to withdraw their tendered unregistered notes; or

•	waive the termination event with respect to the exchange offer and accept all properly tendered unregistered notes that have not been withdrawn.

If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus which will be distributed to each registered holder of unregistered notes, and we will extend the exchange offer if necessary so that the exchange offer will remain open for at least five business days following notice of the material change.

Any determination by us concerning the events described above will be final and binding upon the parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

The exchange notes will accrue interest from and including the most recent date on which interest was paid on account of the unregistered notes or, if no interest has been so paid, form and including July 26, 2012. Interest will be paid on the exchange notes semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2013. Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date on which the unregistered notes were issued until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same aggregate amount of interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Notes

Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the unregistered notes may be offered for resale, resold and otherwise transferred by you without complying with the registration and prospectus delivery provisions of the Securities Act; provided that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the unregistered notes or exchange notes;

•
you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours or, if you are an affiliate of ours, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in, the distribution of the exchange notes; and

•	you are not acting on behalf of any person or entity that, to your knowledge, could not truthfully make these representations.

If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal and shall otherwise cooperate with our preparations for the exchange offer. If our belief is inaccurate and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

If you are a broker-dealer, you must acknowledge that you will receive exchange notes in exchange for unregistered notes held for your own account, as a result of market-making or other trading activities, and that you will deliver a prospectus, and otherwise comply with the registration requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange notes received in exchange for unregistered notes.

If you tender unregistered notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you cannot rely on such interpretations by the SEC staff, and you must comply with the registration and prospectus delivery requirements of the Securities Act (including, but not limited to, delivering a prospectus that contains the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K) in connection with any resale of the exchange notes.

Clearing of the Notes

Upon consummation of the exchange offer, the exchange notes will have different CUSIP and ISIN numbers from the unregistered notes.

Procedures for Tendering

The term “holder” with respect to the exchange offer means any person in whose name unregistered notes are registered on our or our agent’s books, any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered notes are held of record by DTC who desires to deliver such unregistered notes by book-entry transfer at DTC.

Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the unregistered notes may tender its unregistered notes in the exchange offer. To tender unregistered notes in the exchange offer, holders of unregistered notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under “—Book-Entry Transfer” and in the letter of transmittal.

In addition:

•
if a person is delivering unregistered notes other than through book-entry transfer at DTC, the exchange agent must receive any corresponding certificate or certificates representing unregistered notes along with the letter of transmittal;

•
the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered notes into the exchange agent’s account at DTC according to standard operating procedures for electronic tenders described below and a properly transmitted agent’s message described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

The tender by a holder of unregistered notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered notes held by a holder of unregistered notes are tendered, a tendering holder should fill in the amount of unregistered notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of unregistered notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC in accordance with its procedures will not constitute delivery to the exchange agent.

If you are a beneficial owner of unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either:

•	make appropriate arrangements to register ownership of the unregistered notes in your name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal as described in “—Withdrawal of Tenders” below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the unregistered notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed therein, the unregistered notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered notes. If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered notes not validly tendered or any unregistered notes the acceptance of which would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any unregistered notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book‑Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this document to establish an account with respect to the unregistered notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of unregistered notes by causing DTC to transfer such unregistered notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program (ATOP) procedures for such transfer. The exchange for tendered unregistered notes will be made only after a timely confirmation of a book-entry transfer of the unregistered notes into the exchange agent’s account at DTC, and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering unregistered notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

Holders who wish to tender their unregistered notes and (i) whose unregistered notes are not immediately available, or (ii) who cannot deliver their unregistered notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC’s standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered notes if:

•	the tender is made through an eligible institution or pursuant to DTC’s standard operating procedures;

•
before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery:

o
setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered notes tendered and the principal amount of unregistered notes tendered;

o	stating that the tender offer is being made by guaranteed delivery; and

o
guaranteeing that, within three (3) business days after expiration of the exchange offer, a properly completed and duly executed letter of transmittal, or facsimile of the letter of transmittal, together with certificates representing the unregistered notes tendered and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, or, alternatively, a book‑entry confirmation will be delivered to the exchange agent; and

•
the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered notes in proper form for transfer and all other documents required by the letter of transmittal or, alternatively, a book‑entry confirmation, within three business days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of unregistered notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on          , 2012, the expiration date of the exchange offer.

For a withdrawal to be effective:

•
the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under the caption “—Exchange Agent” below; or

•	for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the unregistered notes to be withdrawn;

•	identify the unregistered notes to be withdrawn, including the certificate number or numbers, if any, and principal amount of the unregistered notes to be withdrawn;

•	be signed by the person who tendered the unregistered notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the unregistered notes are to be re‑registered, if different from that of the withdrawing holder.

If unregistered notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn unregistered notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the unregistered notes so withdrawn are validly re-tendered. Any unregistered notes which have been tendered but then withdrawn will be returned to the holder without cost to such holder promptly after the expiration of the exchange offer. Properly withdrawn unregistered notes may be re-tendered by following the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Consequences of Failure to Exchange

If you do not tender your unregistered notes to be exchanged in this exchange offer, they will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.

Accordingly, they:

•	may be resold only if (i) registered pursuant to the Securities Act, (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

•	shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

As a result of the availability of the exchange notes and the restrictions on transfer of the unregistered notes, following the exchange offer the market for the unregistered notes is likely to be much less liquid than the market for such notes before the exchange offer.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange of the unregistered notes. Questions and requests for assistance relating to the exchange of the unregistered notes, including requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery, should be directed to the exchange agent addressed as follows:

By Hand, Registered or Certified Mail, or Overnight Delivery: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance	By Facsimile (Eligible Institutions Only): (651) 466-7372 Confirm by Telephone: (651) 466-6782 For Information Call: (800) 934-6802

Fees and Expenses

We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer, including the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

We will pay all transfer taxes, if any, applicable to the exchange of unregistered notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing exchange notes or unregistered notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered notes tendered;

•	tendered unregistered notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of unregistered notes under the exchange offer.

If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Additionally, any holder of exchange notes being resold as further described in “Plan of Distribution” below will pay all brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such notes and, subject to limited exceptions, the fees and disbursements of any other advisors or experts retained by such holders.

Accounting Treatment

For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the unregistered notes, as reflected in our accounting records on the date of the exchange. The costs of the exchange offer will be expensed as they are incurred.

DESCRIPTION OF THE EXCHANGE NOTES

In this Description of the Exchange Notes, the terms “j2 Global,” “the Company,” “we,” “us,” and “our” refer only to j2 Global, Inc., a Delaware corporation, and any successor obligor on the notes, and not to any of its subsidiaries. For purposes of this description, unless the context indicates otherwise, references to “notes” include any and all unregistered notes previously issued under the indenture and the exchange notes offered hereby and references to the “indenture” means that certain indenture among the Company, the Guarantors party thereto from time to time and U.S. Bank National Association, as trustee (as included as an exhibit to the registration statement of which this prospectus is a part).  You can find the definitions of certain terms used in this description under “—Certain Definitions.”

We issued the unregistered notes, and will issue the exchange notes, under the indenture. The unregistered notes and the exchange notes will be treated as a single class for all purposes under the indenture, including, without limitation, for waivers, amendments, redemptions and offers to purchase. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The indenture will be qualified under the Trust Indenture Act when the registration statement filed in connection with the contemplated exchange offer with respect to the notes becomes effective.

The following is a summary of the material provisions of the indenture and does not purport to be complete and may not contain all the information that is important to you. This summary is subject to and is qualified in its entirety by reference to all of the provisions of the indenture, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as a noteholder. A copy of the proposed form of the indenture is available as described under “Where You Can Find More Information.”

Basic Terms of the Notes

The notes:

•
will be unsecured unsubordinated obligations of the Company, ranking equally in right of payment with all existing and future unsecured unsubordinated obligations of the Company, and effectively subordinated to any future secured debt of the Company or any Guarantor, to the extent of the value of the assets pledged as collateral therefor, and to the liabilities of our subsidiaries that are not guaranteeing the notes, to the extent of the assets of those subsidiaries;

•	will be issued in an original aggregate principal amount of up to $250,000,000;

•	mature on August 1, 2020;

•
bear interest from and including the most recent date on which interest was paid on account of the notes or, if no interest has been paid on account of the unregistered notes, from and including July 26, 2012, payable semiannually on each February 1 and August 1, commencing February 1, 2013, to holders of record on the January 15 or July 15 immediately preceding the interest payment date; and

•	bear interest on overdue principal and overdue interest at 1% per annum higher than the rate otherwise applicable to the notes.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Additional Notes

Subject to the covenants described below, the Company may issue notes under the indenture having the same terms in all respects as the notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such notes. The notes and any additional notes would be treated as a single class for all purposes under the indenture and will vote together as one class on all matters with respect to the notes, provided, however, that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Optional Redemption

Except as set forth in the next three paragraphs, the notes are not redeemable at the option of the Company.

At any time and from time to time on or after August 1, 2016, the Company may redeem the notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

12-month period commencing on August 1 in Year	Percentage
2016…………………………………………………....................................……..........................................................................................	104%
2017…………………………………………………....................................….........................................................................................….	102%
2018 and thereafter…………………………………....................................….........................................................................................…	100%

At any time and from time to time prior to August 1, 2016, the Company may redeem some or all of the notes at a price of 100% of the principal amount of the notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time prior to August 1, 2015, the Company may redeem notes with the net cash proceeds received by the Company from any Public Equity Offering at a redemption price equal to 108% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the notes, including additional notes, provided that

(1) in each case the redemption takes place not later than 180 days after the closing of the related Public Equity Offering, and

(2) at least 65% of the aggregate principal amount of the notes (including additional notes) remains outstanding immediately thereafter.

Selection and Notice

If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Notice of redemptions must be provided not less than 30 nor more than 60 days prior to the redemption date. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption or sinking fund payments for the notes.

Guarantees

The unregistered notes were not, as of their Issue Date, and we do not expect that the exchange notes will be guaranteed by any of the Company’s Subsidiaries on their issue date, because, as of the Issued Date of the unregistered notes and the date of this prospectus, all of the Company’s Domestic Restricted Subsidiaries were and are, respectively, Insignificant Subsidiaries. If the Company or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary, other than an Insignificant Subsidiary, after the Issue Date, or any Insignificant Subsidiary ceases to fit within the definition thereof, such Restricted Subsidiary must unconditionally guarantee, jointly and severally, on an unsecured basis, the Company’s Obligations under the notes (a “Note Guarantee”).

Each Note Guarantee will be limited to the maximum amount that would not render the applicable Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Exchange Notes—Bankruptcy law and state fraudulent conveyance laws may void our obligations and those of the Guarantors under the exchange notes and the Guarantees, respectively.”

The Note Guarantee of a Guarantor will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by the indenture,

(2) the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary, or

(3) defeasance or discharge of the notes, as provided in “—Defeasance and Discharge.”

Ranking

The notes rank equally with or senior to all Debt of the Company and any future Guarantors, but will be effectively junior to all of their secured Debt to the extent of the value of the assets securing such Debt. As of June 30, 2012, the Company had no secured Debt outstanding, but had $40 million available for borrowing under the Credit Agreement. Subject to the limits described under “—Certain Covenants—Limitation on Liens,” the Company and its Restricted Subsidiaries may incur additional secured Debt.

A significant portion of the operations of the Company is conducted through its subsidiaries. On the Issue Date, none of the Company’s subsidiaries will guarantee the notes. Its future foreign subsidiaries, and certain future domestic subsidiaries, will also not guarantee the notes. Claims of creditors of non-Guarantor subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company (other than any future Guarantors). As of June 30, 2012, after giving pro forma effect to the issuance of the unregistered notes, the total liabilities of the Company’s subsidiaries would have been approximately $35.8 million, including trade. Although the indenture limits the incurrence of Debt and Disqualified or Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Debt or Disqualified or Preferred Stock under the indenture. See “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock.”

Suspension of Certain Covenants

If at any time after the Issue Date that (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the indenture, the Company and its Restricted Subsidiaries will not be subject to the covenants in the indenture specifically listed under the following captions in this “Description of the Exchange Notes” section of this prospectus (the “Suspended Covenants”):

(1) “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”;

(2) “—Certain Covenants—Limitation on Restricted Payments”;

(3) “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) “—Certain Covenants—Limitation on Asset Sales”;

(5) “—Certain Covenants—Limitation on Transactions with Affiliates”; and

(6) clause (a)(3) of “—Consolidation, Merger or Sale of Assets—Company.”

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect and such designation shall be deemed to have created a Restricted Payment as set forth above under the heading “—Certain Covenants—Limitation on Restricted Payments” following the Reversion Date (as defined below).

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. Notwithstanding that the Suspended Covenants may be reinstated, no Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to clause (b)(8) under “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock.” For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of clause (a) of “—Certain Covenants—Limitation on Restricted Payments,” calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted under clause (b) of “—Certain Covenants—Limitation on Restricted Payments” will reduce the amount available to be made as Restricted Payments under clause (3) of clause (a) of such covenant. For purposes of the “—Certain Covenants—Limitation on Asset Sales” covenant, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from the Rating Agencies.

Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on Debt and Disqualified or Preferred Stock

(a)  The Company

(1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company may Incur Debt or Disqualified Stock, and any Restricted Subsidiary may Incur Debt, Disqualified Stock, or Preferred Stock, if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0 to 1.0; provided that the maximum amount of Debt, Disqualified Stock and Preferred Stock Incurred by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (a), together with any Permitted Refinancing Debt in respect thereof, shall not exceed an aggregate principal amount of $25 million at any time outstanding.

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt (“Permitted Bank Debt”) of the Company or any Restricted Subsidiary pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $60 million, less any amount of such Debt permanently repaid as provided under “—Limitation on Asset Sales”;

(2) Debt of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the notes;

(3) Debt of the Company pursuant to the notes (other than additional notes) and Debt of any Guarantor pursuant to a Note Guarantee of the notes (including additional notes) and notes issued in respect of such notes and any guarantee thereof issued pursuant to the registration rights agreement;

(4) Debt or Disqualified Stock (or with respect to any Restricted Subsidiary only, Preferred Stock) (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt or Disqualified Stock in an amount not to exceed the principal amount of the Debt or Disqualified Stock so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Debt or Disqualified Stock or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of fees and expenses in connection therewith; provided that

(A) in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

(B) the new Debt does not have a Stated Maturity prior to the earlier of the Stated Maturity of the Debt to be refinanced or 90 days after the final maturity date of the notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

(C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

(D) Debt Incurred pursuant to clauses (1), (2), (5), (6), (11), (12), (13), (14), (15) and (17) may not be refinanced pursuant to this clause;

(5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries, including, but not limited to, limiting interest rate risk or exchange rate risk, and not for speculation;

(6) Debt of the Company or any Restricted Subsidiary with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt for borrowed money, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(7) Acquired Debt, provided that after giving effect to the transaction pursuant to which such Debt was incurred, including the Incurrence thereof, the Company could Incur at least $1.00 of Debt under paragraph (a) above;

(8) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt);

(9) Capital Leases and Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, mortgage financings or Purchase Money Obligations, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of property for the purpose of financing all or any part of the purchase, acquisition or development price or cost of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets; provided that the aggregate principal amount outstanding of any Debt Incurred pursuant to this clause may not exceed the greater of (a) (i) $20 million and (ii) 2.25% of Total Assets at the time of Incurrence, less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

(10) Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount not to exceed (a) the greater of (i) $10.0 million and (ii) 3% of Total Foreign Assets at the time of Incurrence, less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause outstanding at any time;

(11) Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this covenant; and

(12) Debt of the Company arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, or from any arrangement relating to the provision of treasury, depositary or cash management services, so long as such Debt is covered within 10 business days;

(13) Debt of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition);

(14) Debt of the Company or any Restricted Subsidiary consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;

(15) Debt of the Company or any Restricted Subsidiary, the proceeds of which are applied to defease or discharge the notes in accordance with the provisions summarized under the caption “—Defeasance and Discharge”;

(16) Debt of the Company or any Restricted Subsidiary to the seller of any business or assets permitted to be acquired by the Company or any Restricted Subsidiary under the indenture constituting a portion of the purchase price therefor in an aggregate amount not exceeding (a) $10 million at any time outstanding, less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause; and

(17) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $25 million and (b) 2.75% of Total Assets at the time of Incurrence, provided that the maximum amount of Debt at any time outstanding which was Incurred pursuant to this clause (17) by Restricted Subsidiaries that are not Guarantors shall not exceed an aggregate principal amount of the greater of (x) $5 million and (y) 0.5% of Total Assets at the time of Incurrence.

(c) Notwithstanding any other provision of this covenant, for purposes of determining compliance with this “—Limitation on Debt and Disqualified or Preferred Stock,” increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this “—Limitation on Debt and Disqualified or Preferred Stock.” For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d) In the event that an item of Debt meets the criteria of more than one of the types of Debt in clauses (1) through (17) of paragraph (b), or is entitled to be incurred pursuant to paragraph (a), of this “—Limitation on Debt and Disqualified or Preferred Stock,” the Company, in its sole discretion, will be entitled to classify such item of Debt (or portion thereof) and may later reclassify such Debt (or portion thereof), in any manner that complies with this “—Limitation on Debt and Disqualified or Preferred Stock,” provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be incurred under clause (1) of Permitted Debt.

(e) Neither the Company nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinated in right of payment to the notes or the relevant Note Guarantee on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

•
declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

•	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

•
repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity; or

•	make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing,

(2) the Company could Incur at least $1.00 of Debt under paragraph (a) under “—Limitation on Debt and Disqualified or Preferred Stock,” and

(3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

(A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on July 1, 2012 and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus

(B) subject to paragraph (c), 100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Company (other than from a Subsidiary) after the Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, plus

(C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) the cash return and the Fair Market Value of other property received by the Company or any Restricted Subsidiary, after the Issue Date, on account of Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution, transfer of assets, payment of dividends, interest or distributions to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or other return of capital or cash realization (to the extent not included in Consolidated Net Income), plus

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, plus

(z) the Fair Market Value of other property received by the Company or any Restricted Subsidiary in connection with the merger or consolidation of an Unrestricted Subsidiary with or into, or transfer or conveyance of an Unrestricted Subsidiary’s assets to, the Company or any Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

(D) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

(b) The foregoing will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any direct or indirect parent in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company;

(5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company or any Guarantor in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or any Guarantor;

(6) any Restricted Payments made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company;

(7) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former officers, directors, consultants or employees (or their permitted transferees, assigns, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $3 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $6 million in any calendar year);

(8) the repurchase of any Subordinated Debt or Disqualified Stock at a purchase price or liquidation value, as applicable, not greater than (x) 101% of the principal amount or liquidation value thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than “—Repurchase of Notes upon a Change of Control” or (y) 100% of the principal amount or liquidation value thereof in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than “—Limitation on Asset Sales,” provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all notes issued under the indenture that were validly tendered for payment in connection with the offer to purchase;

(9) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Debt and Disqualified or Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(10) the repurchase of Equity Interests (i) deemed to occur upon the exercise of stock options, warrants or other similar stock based awards under equity plans of the Company, to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other similar stock-based awards under equity plans of the Company, or (ii) in connection with a gross-up for tax withholding related to such Equity Interests;

(11) the payment of cash by the Company or any Restricted Subsidiary in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants of any such Person or (ii) the conversion or exchange of convertible Debt or other Capital Stock of any such Person;

(12) payments or distributions by the Company or any Restricted Subsidiary to dissenting stockholders pursuant to applicable law in connection with any merger or acquisition consummated by the Company or a Restricted Subsidiary of a Person (other than a Subsidiary of the Company) on or after the Issue Date and not prohibited by the indenture;

(13) purchases, redemptions or acquisitions of fractional shares of Equity Interests of the Company arising out of stock dividends, splits or combinations;

(14) Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Debt to finance such payment), the Leverage Ratio would not be worse than 1.75 to 1.00; or

(15) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $50 million;

provided that, in the case of clauses (6), (7), (8), (14) and (15), no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (3), (4), (5), (6) or (8) will not be included in making the calculations under clause (3) of paragraph (a).

(d) The amount of all Restricted Payments (other than cash and Cash Equivalents) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

(e) For purposes of determining compliance with this “—Limitation on Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to paragraph (a) of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment, or later reclassify such Restricted Payment (or portion thereof), in any manner that complies with this covenant.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless

(1) the Company or the Restricted Subsidiary would be entitled to

(A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to “—Limitation on Debt and Disqualified or Preferred Stock,” and

(B) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the notes pursuant to “—Limitation on Liens,”

in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions, and

(2) the Company complies with “—Limitation on Asset Sales” in respect of such transaction.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

(2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

(3) make loans or advances to the Company or any other Restricted Subsidiary, or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1) existing on the Issue Date in the Credit Agreement, the indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2) existing

(A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(3) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or Purchase Money Obligation or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(4) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by “—Limitation on Asset Sales”;

(5) contained in the terms governing any Debt if (as determined in good faith by the Board of Directors) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the notes or (y) in the case of any Permitted Refinancing Debt, are, taken as a whole, no less favorable in any material respect to the noteholders than those contained in the agreements governing the Debt being refinanced;

(6) existing under or by reason of applicable law or any applicable rule, regulation or order;

(7) existing under or by reason of joint venture agreements and other similar agreements that prohibit actions of the type described in paragraph (a) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

(8)(A) on cash or other deposits or net worth imposed by customers or supplied under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the notes or (C) pursuant to Interest Rate Protection Agreements; or

(9) required pursuant to the indenture.

Guarantees by Restricted Subsidiaries

If the Company or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary, other than an Insignificant Subsidiary, after the Issue Date, or any Insignificant Subsidiary ceases to fit within the definition thereof, such Restricted Subsidiary must provide a Note Guarantee.

Repurchase of Notes upon a Change of Control

Not later than 30 days following a Change of Control, except to the extent the Company has delivered irrevocable notice to the trustee of its intention to redeem all of the notes as described under “—Optional Redemption,” the Company will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer will contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture and purchases all notes properly tendered and not withdrawn under the Offer to Purchase or (2) notice of redemption for all outstanding notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the redemption price.

The existing Credit Agreement may prohibit the Company from repurchasing notes in the event of a Change of Control and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs, the Company may need to seek the consent of the Credit Agreement lenders to repurchase tendered notes or could attempt to refinance the Credit Agreement. If the Company were not able to obtain that consent or to refinance, each if required, it would be prohibited from repurchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

Future debt of the Company may also prohibit the Company from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Company.

Finally, the Company’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Exchange Notes—We may be unable to purchase the exchange notes upon a change of control.”

The phrase “all or substantially all,” as used with respect to the assets of the Company in the definition of “Change of Control,” has no clearly established meaning under New York law (which governs the indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Company has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear. This uncertainty should be considered by the prospective purchasers of the notes.

Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holder of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in “—Amendments and Waivers.”

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for Fair Market Value.

(2) At least 75% of the consideration consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, shall be considered cash or Cash Equivalents received at closing.)

(3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

(A) to permanently repay secured Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary,

(B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business,

(C) to make a capital expenditure; or

(D) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

The Company will be deemed to have complied with the provisions set forth in clause (B), (C) and (D) of the preceding paragraph if (i) within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Company (or applicable Restricted Subsidiary) has entered into and not abandoned or rejected a binding agreement to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business or to make a capital expenditure or acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business and that acquisition or capital expenditure is thereafter completed within 180 days after the end of such 365 day period or (ii) in the event such binding agreement described in the preceding clause (i) is cancelled or terminated for any reason before such Net Cash Proceeds are so applied, the Company (or the applicable Restricted Subsidiary) enters into another such binding commitment within 180 days of such cancellation or termination of the prior binding commitment, in which case such acquisition or capital expenditure must be completed within 180 days after the date thereof.

(4) The Net Cash Proceeds of an Asset Sale not applied pursuant to the preceding clause (3) constitute “Excess Proceeds.” Excess Proceeds of less than $25 million will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Company must, within 30 days, make an Offer to Purchase notes having a principal amount equal to

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase. If any Excess Proceeds remain, the Company may use such Excess Proceeds for any purposes not prohibited by the indenture. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only notes in multiples of $1,000 principal amount will be purchased. The notes shall be purchased by the Company on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase notes as described above.

Limitation on Transactions with Affiliates

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), unless the transaction is on terms that are, taken as a whole, not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s length basis.

(b) Any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $1 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a board resolution delivered to the trustee. Prior to entering into any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $5 million, the Company must in addition obtain and deliver to the trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company or the relevant Restricted Subsidiary from a financial point of view or stating that the terms of such transaction are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s length basis.

(c) The foregoing paragraphs do not apply to

(1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2) any employment agreement, consulting agreement, severance agreement, employee benefit plan, compensation arrangement, equity incentive agreement, officer or director indemnification agreement or any similar arrangement entered into by, or policy of, the Company or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

(3) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Limitation on Restricted Payments” and any Permitted Investment (other than pursuant to clauses (1) or (3) of the definition thereof);

(4) payment of reasonable fees and reasonable compensation to, provision of customary benefits to and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(5) loans and advances to officers, directors, consultants and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving, other relocation and similar expenses, in each case made in the ordinary course of business;

(6) any issuance of Qualified Equity Interests of the Company or any Guarantor;

(7) transactions with customers, clients, lessors, landlords, suppliers, contractors or purchasers or sellers of goods or services that are Affiliates otherwise in compliance with the terms of the indenture which are fair to the Company or the applicable Restricted Subsidiary, in the reasonable determination of the Board of Directors;

(8) transactions in the ordinary course of business with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Restricted Subsidiary holds or acquires an ownership interest (whether by way of Equity Interests or otherwise) so long as the terms of any such transactions are fair to the Company or the applicable Restricted Subsidiary, in the reasonable determination of the Board of Directors;

(9) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreement, taken as a whole, is not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date; and

(10) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and its Restricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries

(a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(1) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary;

(2) At the time of the designation, the designation would be permitted under “—Limitation on Restricted Payments”;

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under “—Limitation on Debt and Disqualified or Preferred Stock” and “—Limitation on Restricted Payments”;

(4) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would be prohibited by “—Limitation on Transactions with Affiliates”; and

(5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by “—Limitation on Debt and Disqualified or Preferred Stock” and “—Limitation on Restricted Payments.”

Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b)(1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(3) it is released at that time from its Note Guarantee, if any; and

(4) it will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of “—Limitation on Debt and Disqualified or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of “—Limitation on Asset Sales”;

(2) Investments therein previously charged under “—Limitation on Restricted Payments” will be credited thereunder;

(3) it may be required to issue a Note Guarantee pursuant to “—Guarantees by Restricted Subsidiaries”; and

(4) it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Financial Reports

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes are outstanding, the Company must provide the trustee and noteholders within the time periods specified in those sections with

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will, (x) if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations and, (y) if the Commission will not accept the filing, post the reports to the Company’s website such that they are publicly available. If the Company had one or more Unrestricted Subsidiaries during the relevant period, and such Unrestricted Subsidiaries would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date, then the Company will also provide to the trustees and the noteholders, in connection with the reports specified in clause (1) above, information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries excluding the Unrestricted Subsidiary or Unrestricted Subsidiaries.

The Company will be deemed to have provided the foregoing information and reports (i) as required by clause (x) of the preceding paragraph at the time the Company has filed such reports containing the required information with the Commission via the EDGAR filing system and such reports have been accepted, and (ii) as required by clause (y) of the preceding paragraph at that time the Company has posted such reports containing the required information to its website and the reports are publicly available.

(b) For so long as any of the unregistered notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the holders of the unregistered notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger or Sale of Assets

Company

(a) The Company will not

•	consolidate with or merge with or into any Person, or

•
sell, lease, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, unless

(1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is an entity organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the indenture and the notes and the registration rights agreement; provided that if such entity is not a corporation, a corporate co-obligor that is a Wholly Owned Restricted Subsidiary is added;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, (i) the Company or the resulting, surviving or transferee Person could Incur at least $1.00 of Debt under paragraph (a) under “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock” or (ii) the Fixed Charge Coverage Ratio would be greater than or equal to the Fixed Charge Coverage Ratio immediately prior to such transaction; and

(4) the Company delivers to the trustee an Officers’ Certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the notes with the same effect as if such successor Person had been named as the Company in the indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets or any lease, the Company will be released from its obligations under the indenture and the notes.

Guarantors

No Guarantor may

•	consolidate with or merge with or into any Person, or

•	sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person,

unless

(A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guarantee; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction is made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales.”

Upon the consummation of any transaction effected in accordance with these provisions, if the Guarantor is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Note Guarantee with the same effect as if such successor Person had been named as the Guarantor therein. Upon such substitution, such Guarantor will be released from its obligations under its Note Guarantee.

Default and Remedies

Events of Default

An “Event of Default” occurs if

(1) the Company defaults in the payment of the principal of any note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest (including any Additional Interest) on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to “—Certain Covenants—Repurchase of Notes upon a Change of Control” or “—Certain Covenants—Limitation on Asset Sales,” or the Company or any Guarantor fails to comply with “—Consolidation, Merger or Sale of Assets”;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the indenture or under the notes (other than as set forth in (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the notes; provided, that the Company shall have 120 days after the receipt of such notice to remedy, or receive a waiver for, any failure to comply with the covenant described under “—Certain Covenants—Financial Reports” or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act;

(5) there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $25 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries by a court or courts of competent jurisdiction and are not paid, stayed or discharged, and there is a period of 60 consecutive days following entry of such final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, stayed or discharged against all such Persons to exceed $25 million (to the extent not covered by indemnities provided by reputable creditworthy companies or insurance as to which the applicable insurance company is solvent and has not denied coverage);

(7) certain bankruptcy defaults described in the indenture occur with respect to the Company or any Significant Restricted Subsidiary; or

(8) any Note Guarantee ceases to be in full force and effect or a Guarantor denies or disaffirms its obligations under its Note Guarantee, each other than in accordance with the terms of the indenture.

In the event of a declaration of acceleration of the notes solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived (and the related declaration of acceleration rescinded or annulled) by the holders of the relevant Debt within 30 Business Days after the declaration of acceleration with respect to the notes and if the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the trustee for the payment of amounts due on the notes.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Company (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in principal amount of the outstanding notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in principal amount of the outstanding notes by written notice to the Company and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the notes, unless:

(1) the holder has previously given to the trustee written notice of a continuing Event of Default;

(2) holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the indenture;

(3) holders have offered to the trustee indemnity satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding the notice is in the interest of the holders.

The Company is required to deliver annual statements to the trustee regarding compliance with the indenture within 120 days after the end of each year. Within 30 Business Days of becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the notes, any Note Guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Amendments and Waivers

Amendments Without Consent of Holders

The Company and the trustee may amend or supplement the indenture or the notes or any Note Guarantee without notice to or the consent of any noteholder

(1) to cure any ambiguity, defect, mistake or inconsistency in the indenture or the notes or the Note Guarantees;

(2) to comply with the covenant described under “—Consolidation, Merger or Sale of Assets”;

(3) to comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment by a successor trustee;

(5) to provide for uncertificated notes in addition to or in place of certificated notes;

(6) to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

(7) to provide for or confirm the issuance of additional notes;

(8) to make any amendment to the provisions of the indenture relating to the transfer and legending of the notes as permitted by the indenture, provided that (i) compliance with the indenture as so amended would not result in notes being transferred in violation of any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of the holders of the notes to transfer notes;

(9) to make any other change that would provide additional rights or benefits to the holders of the notes or that does not materially and adversely affect the rights of any holder; or

(10) to conform any provision to this “Description of the Exchange Notes.”

Amendments With Consent of Holders

(a) Except as otherwise provided in “—Amendments Without Consent of Holders,” “—Default and Remedies—Consequences of an Event of Default” or paragraph (b), the Company and the trustee may amend the indenture and the notes or a Note Guarantee or Note Guarantees with the written consent of the holders of a majority in principal amount of the outstanding notes (including, without limitation, any additional notes) and the holders of a majority in principal amount of the outstanding notes (including, without limitation, any additional notes) may waive future compliance by the Company with any provision of the indenture or the notes or any Guarantor with any provision of its Note Guarantee.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3) reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, (i) reduce the purchase amount or purchase price or (ii) except as may be required by applicable law, extend the latest expiration date or purchase date thereunder,

(5) make any note payable in money other than that stated in the note,

(6) impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes, on or after the Stated Maturity thereof,

(7) make any change in the percentage of the principal amount of the notes required for amendments or waivers,

(8) modify or change any provision of the indenture affecting the ranking of the notes or any Note Guarantee in a manner adverse to the holders of the notes, or

(9) release any Note Guarantee by a Domestic Restricted Subsidiary not otherwise permitted to be released by the indenture.

It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Defeasance and Discharge

The Company may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within sixty days, subject to meeting certain other conditions.

The Company may also elect to

(1) discharge most of its obligations in respect of the notes and the indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee (“legal defeasance”) or

(2) discharge its obligations under most of the covenants and under clause (a)(3) of “—Consolidation, Merger or Sale of Assets” (and the events listed in clauses (3), (4), (5), (6) and (8) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)

by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. No provision of the indenture requires the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Company and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Form and Denomination

The exchange notes will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of a global note.

The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of the note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase. See “—Global Note” for a description of additional transfer restrictions applicable to the notes.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Note

The global note will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global note will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of the global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. No owner of a beneficial interest in the global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.

The Company will apply to DTC for acceptance of the global note in its book-entry settlement system. Investors may hold their beneficial interests in the global note directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

Payments of principal and interest under the global note will be made to DTC’s nominee as the registered owner of such global note. The Company expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC. The Company also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of the Company, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global note or for maintaining or reviewing any records relating to such beneficial interests.

If DTC notifies the Company that it is unwilling or unable to continue as depositary for the global note and a successor depositary is not appointed by the Company within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in the global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Same Day Settlement and Payment

The indenture requires that payments in respect of the notes represented by the global note be made by wire transfer of immediately available funds to the accounts specified by holder of the global note. With respect to notes in certificated form, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.

The notes represented by the global note are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Governing Law

The indenture, including any Note Guarantees, and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the indenture. For purposes of the indenture, unless otherwise specifically indicated, an accounting term not otherwise defined will have the meaning assigned to it in accordance with GAAP.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

“Affiliate ” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium ” means, with respect to any note on any redemption date, the greater of (1) 1.0% of the principal amount of such note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note on August 1, 2016 (as stated in the table immediately following the second paragraph under “—Optional Redemption”), plus (ii) all required interest payments due on such note through August 1, 2016 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such note.

“Asset Sale” means any sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary (including any issuances of Equity Interests by a Restricted Subsidiary) and any other sale, lease, transfer or other disposition of any other assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash, cash management investments and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) a transaction permitted under “—Consolidation, Merger or Sale of Assets—Company”;

(5) a Restricted Payment permitted under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(6) licenses and sublicenses by the Company or any Restricted Subsidiary of software or intellectual property in the ordinary course of business or the abandonment of intellectual property rights in the ordinary course of business;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8) the granting of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Limitation on Liens”;

(9) leases and subleases and licenses and sublicenses by the Company or any Restricted Subsidiary of real or personal property in the ordinary course of business;

(10) any liquidation or dissolution of a Restricted Subsidiary, provided that such Restricted Subsidiary’s direct parent is also either the Company or a Restricted Subsidiary of the Company and immediately becomes the owner of such Restricted Subsidiary’s assets;

(11) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 or any successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(12) foreclosures, condemnation or any similar action on assets;

(13) the unwinding of any Hedging Agreements;

(14) the issuance of Disqualified or Preferred Stock pursuant to “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”;

(15) any issuance or sale of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary; and

(16) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $5 million.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests, membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(1) United States dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or money in other currencies received in the ordinary course of business by the Company or any of its Subsidiaries;

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

(3) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within twelve months after the date of acquisition;

(6) instruments equivalent to those referred to in clauses (1) through (5) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States;

(7) money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (5) above; and

(8) in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such person conducts business.

“Change of Control” means:

(1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company if Capital Stock of the Company is issued in connection therewith, or the sale of all or substantially all the assets of the Company to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee or parent Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee or parent Person;

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(3) individuals who on the Issue Date constituted the board of directors of the Company, together with any new directors whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office; or

(4) the adoption of a plan of liquidation or dissolution of the Company other than in a transaction that complies with the provisions described under “—Consolidation, Merger or Sale of Assets—Company.”

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (2) below) by such Person during such period;

(2) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of the Company and its Restricted Subsidiaries will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Restricted Subsidiary to the Company or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein and to the extent of its net income;

(3) all extraordinary, nonrecurring or unusual gains or losses or income or expenses, including, without limitation, any expenses related to severance or relocation expenses and fees, restructuring costs, any expenses, costs or charges Incurred in connection with any offering of Equity Interests, Permitted Investment, acquisition, disposition, recapitalization or Incurrence or repayment of Debt permitted under the indenture, including a refinancing thereof (including the costs and expenses relating to the registration of the notes with the SEC), and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Debt, together with any related provision for taxes on any such gain, loss, income or expense;

(4) any after-tax effect of gains or loss from the early extinguishment or cancellation of any Hedging Agreement or other derivative instrument (including deferred financing costs written off and premiums paid);

(5) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(6) non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards;

(7) any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(8) goodwill write-downs or other non-cash impairments of assets; and

(9) the cumulative effect of a change in accounting principles.

“Consolidated Total Secured Debt” means, at any date of determination, the aggregate amount of Debt of the Company and its Restricted Subsidiaries that is secured by a Lien on any assets of the Company or any Restricted Subsidiary.

“Credit Agreement” means the Credit Agreement, dated as of January 5, 2009, as amended by Amendment No. 1, dated as of August 16, 2010 and Amendment No. 2, dated as of July 13, 2012, between the Company and Union Bank, N.A., together with any related documents (including any security documents and guarantee agreements), as such agreement may be further amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, commercial paper facilities or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means, with respect to any Person, if and to the extent that the following items (other than letters of credit and Hedging Agreements) would appear as a liability upon a balance sheet (excluding footnotes thereto) of such Person prepared in accordance with GAAP, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables and other contractual obligations to customers and suppliers arising in the ordinary course of business;

(5) all obligations of such Person as lessee under Capital Leases;

(6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided, that in no event shall an operating lease (and any filing, recording or other action in connection therewith) be deemed Debt; and

(8) all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt which is Incurred at a discount to the principal amount at maturity thereof, as of any date, the accreted value thereof as of such date;

(D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E) otherwise, the outstanding principal amount thereof.

provided, however, that Debt shall not include (x) any holdback or escrow of the purchase price of property, services, businesses or assets, or (y) contingent obligations incurred in the ordinary course of business (other than Guarantees of Debt for borrowed money).

“Default ” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Agreements and amortization of intangibles, including, but not limited to, goodwill, of such Person and otherwise determined in accordance with GAAP.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that only the portion of Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Equity Interests; provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interest will not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Equity Interests will not be deemed to be Disqualified Equity Interests; provided, further, that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes if those provisions (x) are no more favorable to the holders than “—Certain Covenants—Limitation on Asset Sales” and “—Certain Covenants—Repurchase of Notes upon a Change of Control,” and (y) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the notes as required by the indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.

“EBITDA” means, for any period, the sum of

(1) Consolidated Net Income, plus

(2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3) any loss (or minus any net gain) included in the consolidated financial statements due to the application of Financial Accounting Standard No. 160 “Non-controlling Interests in Consolidated Financial Statements” (codified in Accounting Standards Codification No. 810); plus

(4) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:

(A) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax);

(B) Depreciation and Amortization Expense and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income (not including non-cash items in a period which reflect cash received or expected to be received in another period); and

(C) all non-recurring losses (and minus all non-recurring gains);

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of

(x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y) the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date;

(2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4) pro forma effect will be given to

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Fixed Charges” means, for any period, the sum of

(1) Interest Expense for such period; and

(2) the product of

(x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

(y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Guarantee ” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include (x) endorsements for collection or deposit in the ordinary course of business or (y) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (3) of the definition of “Permitted Investment” and is not to related to Debt. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Domestic Restricted Subsidiary that executes a supplemental indenture providing for the guarantee of the payment of the notes, or any successor obligor under its Note Guarantee pursuant to “—Consolidation, Merger or Sale of Assets,” in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the Issue Date (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of “—Certain Covenants—Limitation on Asset Sales.”

Solely for the purpose of determining compliance with the covenant described above under the caption “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock,” the following will not be deemed to be the Incurrence of Debt:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and the accrual of interest or dividends;

(2)
the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3)	the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt.

“Insignificant Subsidiary” shall mean any Domestic Restricted Subsidiary that has (a) total assets that do not exceed 4% of Total Assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under the indenture and (b) EBITDA that does not exceed 4% of consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of four consecutive quarters of the Company most recently ended for which financial statements are required to be delivered pursuant to the indenture; provided that no Domestic Restricted Subsidiary shall be deemed to be designated as an Insignificant Subsidiary if such Domestic Restricted Subsidiary, together with all other Domestic Restricted Subsidiaries that are otherwise deemed to be Insignificant Subsidiaries, would represent, in the aggregate, (x) 8% or more of Total Assets of the Company and its Restricted Subsidiaries at the end of the most recently ended fiscal year of the Company or (y) 8% or more of the consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters, in each case, based upon the most recent financial statements required to be delivered pursuant to the indenture. If, at any date of determination, the Company’s non-guarantor Domestic Restricted Subsidiaries would represent, in the aggregate, more than 8% of Total Assets or 8% of consolidated EBITDA, then the Company shall cause one or more of such non-guarantor Domestic Restricted Subsidiaries (the selection thereof to be at the Company’s discretion) to promptly provide note guarantees such that, after giving effect thereto, the remaining non-guarantor Domestic Restricted Subsidiaries would represent less than 8% of such Total Assets and consolidated EBITDA and otherwise fit within the definition of “Insignificant Subsidiary.”

“Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the notes, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries and (viii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a receivables financing, as determined on a consolidated basis and in accordance with GAAP.

“Interest Rate Protection Agreement” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment ” means

(1) any direct or indirect advance, loan or other extension of credit to another Person,

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity Interests or Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade ” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.

“Issue Date” means the date on which the notes are originally issued under the indenture.

“Leverage Ratio” means, on any date (the “transaction date”), the ratio of

(x) Debt of the Company and its Restricted Subsidiaries to

(y) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation,

(1) any Debt, Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date will be excluded; and

(2) pro forma effect will be given to

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(C) the discontinuation of any discontinued operations

that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Moody’s ” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash and Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash or Cash Equivalents, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer ” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer.

“Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto or any business that is a reasonable extension, development or expansion thereof.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

(A) such Person becomes a Restricted Subsidiary of the Company engaged in a Permitted Business, or

(B) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary engaged in a Permitted Business;

(4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with “—Certain Covenants—Limitation on Asset Sales” or a result of a disposition of assets not constituting an Asset Sale;

(5) Hedging Agreements otherwise permitted under the indenture;

(6) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(7) Investments in Unrestricted Subsidiaries, Persons engaged in a Permitted Business and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (7), not to exceed the greater of (x) $20 million (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause) and (y) 2.25% of Total Assets;

(8) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $1 million outstanding at any time; and

(9) extensions of credit to customers and suppliers in the ordinary course of business;

(10) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or acquisitions of contract rights or licenses or leases of intellectual property;

(11) Investments consisting of licensing of intellectual property to other Persons in the ordinary course of business;

(12) Investments the payment for which consists of Qualified Equity Interests of the Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under “—Certain Covenants—Limitation on Restricted Payments”;

(13) any Investment existing on the Issue Date not otherwise constituting a Permitted Investment and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the noteholders in any material respect); and

(14) any Investment acquired by the Company or any of its Restricted Subsidiaries: (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; (b) in satisfaction of judgments against other Persons; or (c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

“Permitted Liens” means

(1) Liens existing on the Issue Date;

(2) Liens securing the notes or any Note Guarantees;

(3) Liens securing Obligations under or with respect to any Permitted Bank Debt of the Company or any Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor;

(4) Liens to secure the performance of, or arising in connection with, public or statutory obligations, including, without limitation, pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

(9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(14) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(15) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred under clause (9) of paragraph (b) under “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock” for the purpose of financing all or any part of the purchase price or cost of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of such property and which attach within 180 days after the date of such purchase or the completion of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement;

(16) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(17) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(18) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(19) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Agreements;

(20) Liens on the Capital Stock of an Unrestricted Subsidiary to the extent such Lien constitutes an Investment permitted under “—Certain Covenants—Limitation on Restricted Payments”;

(21) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (15), (16) or (17) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(23) other Liens securing Debt if, on the date of the Incurrence of the Debt, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Secured Leverage Ratio is not worse than 2.0 to 1.0; and

(24) other Liens securing obligations in an aggregate amount not exceeding $10 million.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Public Equity Offering” means an underwritten primary public offering, after the Issue Date, of Qualified Stock of the Company pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Purchase Money Obligations” means any Debt incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Debt is incurred within 365 days after such acquisition.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Equity Interests.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Secured Debt” means any Debt secured by a Lien on any assets of the Company or any of its Restricted Subsidiaries.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Secured Debt (provided that in making such calculation, the maximum amount of Debt that the Company is permitted to Incur under clause (b)(1) under “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock” shall be deemed outstanding and secured by a Lien) to (b) EBITDA for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are internally available, with such adjustments as are set forth under the definition of “Leverage Ratio.”

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary ” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Total Assets” means the total consolidated assets of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under the indenture.

“Total Foreign Assets” means the sum of the amounts that would appear as the total assets of the Company’s Foreign Restricted Subsidiaries on the Company’s consolidated balance sheet as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under the indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2016; provided that if the period from the redemption date to August 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER

THE DISCUSSION OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER BELOW IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE APPLICABLE TREASURY REGULATIONS PROMULGATED AND PROPOSED UNDER THE CODE, JUDICIAL DECISIONS, AND ADMINISTRATIVE INTERPRETATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

If a holder exchanges unregistered notes for exchange notes in this exchange offer, the exchange will not be a taxable transaction for United States federal income tax purposes. Accordingly, holders will not recognize any gain or loss upon receipt of exchange notes and will be required to continue to include interest on the exchange notes in gross income. Further, a holder’s adjusted tax basis and holding period in the exchange notes should be equal to the adjusted tax basis and holding period that the holder had in the unregistered notes immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit resulting from any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and disbursements of one counsel for the holders of the unregistered notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the unregistered notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

If a tendering holder is not a broker-dealer, the tendering holder, by tendering its unregistered notes in the exchange offer, represents that it acquired the exchange notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of exchange notes and it has no arrangements or understandings with any person to participate in a distribution of the exchange notes. If a tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for unregistered notes, it represents that the unregistered notes to be exchanged for exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, the tendering holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

VALIDITY OF THE EXCHANGE NOTES

The validity of the exchange notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California.

INDEPENDENT AUDITOR

The consolidated financial statements and schedules of j2 Global, Inc. as of and for the three years ended December 31, 2011, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by SingerLewak LLP, independent auditors, as stated in their report appearing therein. SingerLewak LLP performed an audit of internal control over financial reporting as of December 31, 2011, which is incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at http://www.j2global.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

We “incorporate by reference” into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012;

•	the portions of our definitive proxy statement on Schedule 14A, filed with the SEC on March 27, 2012, that are incorporated by reference into Part III of our Annual Report referred to above;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, and June 30, 2012, filed with the SEC on May 7, 2012, and August 7, 2012, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 14, 2012, July 20, 2012 and July 27, 2012; and

•
future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but prior to the consummation of the exchange offer.

You may request a copy of these filings, at no cost, by writing to or telephoning us at:

j2 Global, Inc.
6922 Hollywood Boulevard, Suite 500
Los Angeles, California 90028
(323) 860-9200

j2 Global, Inc.

OFFER TO EXCHANGE

all outstanding unregistered 8.000% Senior Notes due 2020
that were issued on July 26, 2012
(up to $250,000,000 aggregate principal amount)

for

8.000% Senior Notes due 2020
that have been registered under the Securities Act of 1933
(up to $250,000,000 aggregate principal amount)
__________________________________

PROSPECTUS

, 2012
__________________________________

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation law (the “DGCL”) allows us to indemnify directors and officers as well as other employees against expenses (including attorneys’ fees), judgments, fines and settlement amounts for certain actions or proceedings (other than a “derivative” action, which is an action by or in on behalf of the Company) if they acted in good faith and in the best interests of the Company. If the matter is a criminal proceeding, indemnification would only follow if the individual had no reasonable cause to believe their conduct was unlawful.  A similar standard applies to derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action. If the individual has been found liable to the Company, indemnification requires court approval.

Section 102(b)(7) of the DGCL allows us to provide in our certificate of incorporation that a director shall not be personally liable to the company or its shareholders for monetary damages for a breach of fiduciary duty unless the breach: (i) relates to the duty of loyalty; (ii) involves intentional misconduct or knowing violation of law; (iii) involves payment of unlawful dividends, stock purchases or redemptions; or (iv) involves a transaction from which the director derived an improper personal benefit.

Under Section 6.4 of our By-Laws, we agree to indemnify officers and directors to the full extent permitted by Delaware law. Our Amended and Restated Certificate of Incorporation provides for exculpation of liability consistent with Section 102(b)(7) of the DGCL. The Company’s directors and officers are covered by directors’ and officers’ liability and insurance policies.

Item 21.   Exhibits and Financial Statement Schedules

(a) The exhibits listed below in the “Exhibit Index” are part of this Registration Statement on Form S-4.

(b) Financial Statement Schedules.

None.

Item 22.   Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on September 26, 2012.

j2 GLOBAL, INC.

By:	/s/ Nehemia Zucker
Nehemia Zucker
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nehemia Zucker, Kathleen Griggs and Jeffrey D. Adelman, and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ Nehemia Zucker Nehemia Zucker	Chief Executive Officer (Principal Executive Officer)	September 26, 2012
/s/ Kathleen Griggs Kathleen Griggs	Chief Financial Officer (Principal Financial Officer)	September 26, 2012
/s/ Steve Dunn Steve Dunn	Chief Accounting Officer (Principal Accounting Officer)	September 26, 2012
/s/ Richard S. Ressler Richard S. Ressler	Director, Chairman of the Board	September 26, 2012
/s/ Douglas Y. Bech Douglas Y. Bech	Director	September 26, 2012
/s/ Robert J. Cresci Robert J. Cresci	Director	September 26, 2012
/s/ W. Brian Kretzmer W. Brian Kretzmer	Director	September 26, 2012
/s/ Stephen Ross Stephen Ross	Director	September 26, 2012
/s/ Michael P. Schulhof Michael P. Schulhof	Director	September 26, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Title
4.1	Specimen of Common Stock certificate (1)
4.1.2	Specimen of Common Stock Certificate (2)
4.2	Indenture dated as of July 26, 2012, between j2 Global and U.S. Bank National Association, as trustee (3)
4.3	Registration Rights Agreement dated as of July 26, 2012, between the Company Merrill Lynch, Pierce Fenner & Smith Incorporated, as initial purchaser (3)
5.1	Opinion of Sullivan and Cromwell LLP
12.1	Statement regarding computation of ratio of earnings to fixed charges
23.1	Consent of SingerLewak LLP
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee on Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers and Other Nominees
99.3	Form of Letter to Clients
99.4	Form of Notice of Guaranteed Delivery
_______________________

(1)	Incorporated by reference to j2 Global’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2001.

(2)	Incorporated by reference to j2 Global’s Current Report on Form 8-K filed with the Commission on December 7, 2011.

(3)	Incorporated by reference to j2 Global’s Current Report on Form 8-K filed with the Commission on July 27, 2012.